The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these senior notes and are not soliciting an offer to buy these senior notes in any jurisdiction where the offer or sale is not permitted.
 Filed Pursuant to Rule 424(b)(3)
 Registration No. 333-270605
SUBJECT TO COMPLETION
PRELIMINARY PROSPECTUS SUPPLEMENT
DATED JUNE 11, 2025
PROSPECTUS SUPPLEMENT
(To Prospectus dated March 16, 2023)
AMPHENOL CORPORATION
€    % Senior Notes due 20

We are offering €      aggregate principal amount of our        % Senior Notes due 20     (the “notes”).
We will pay interest on the notes annually on        of each year, beginning on       , 2025.
The notes will be our unsecured senior obligations and will rank equally in right of payment with all of our other unsecured senior indebtedness outstanding from time to time.
We may redeem some or all of the notes from time to time at the applicable redemption prices described in “Description of the Notes — Optional Redemption” in this prospectus supplement. Also, we may, at our option, redeem the notes, in whole but not in part, at 100% of their principal amount, together with interest accrued thereon to, but not including, the date fixed for redemption, in the event of certain changes in tax law as described under “Description of the Notes — Redemption Upon Changes in Withholding Taxes.”
Unless we have previously redeemed the notes, if a Change of Control Repurchase Event (as defined herein) occurs, we will be required to offer to repurchase the notes at a purchase price in cash equal to 101% of the principal amount of the notes, plus any accrued and unpaid interest to, but not including, the date of repurchase as described under “Description of the Notes — Change of Control” in this prospectus supplement.
On June 9, 2025, we announced the pricing of our offering of $750.0 million aggregate principal amount of 4.375% senior notes due 2028 (the “USD Notes”) by means of a separate prospectus supplement. The closing of the offering of the USD Notes (the “USD Notes Offering”) is expected to occur on June 12, 2025, subject to the satisfaction of customary closing conditions. Neither the completion of this offering nor the offering of the USD Notes is contingent on the completion of the other. Therefore, it is possible that this offering is completed and the USD Notes Offering is not completed. This prospectus supplement is not an offer to sell or a solicitation of an offer to buy any USD Notes being offered in the USD Notes Offering. See “Summary — Recent Developments — USD Notes Offering.”
Investing in the notes involves risks. See “Risk Factors” beginning on page S-11 of this prospectus supplement and on page 5 of the accompanying prospectus and the risk factors included in our periodic reports filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, each of which is incorporated by reference herein, for a discussion of certain risks you should consider carefully before investing in the notes.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Price to Public(1)		Underwriting Discount		Proceeds to us (before expenses)
Per note		%		%		%
Total	€		€		€

(1)
Plus accrued interest, if any, from                 , 2025, if settlement occurs after that date.

The notes are a new issue of securities with no established trading market. We intend to apply to list the notes on the New York Stock Exchange (the “NYSE”). The listing application will be subject to approval by the NYSE.
The notes will be ready for delivery in book-entry form only through a common depositary for Euroclear Bank SA/NV, as operator of the Euroclear System (“Euroclear”), and Clearstream Banking, société anonyme (“Clearstream”), on or about       , 2025.
Joint Book-Running Managers
BNP PARIBAS	Citigroup	Commerzbank
Barclays HSBC Mizuho TD Securities
Senior Co-Managers
Goldman Sachs & Co. LLC	J.P. Morgan
Co-Managers
ING	Siebert Williams Shank	Standard Chartered Bank	US Bancorp
The date of this prospectus supplement is             , 2025.

Each of this prospectus supplement, the accompanying prospectus and any free writing prospectus we authorize contains and incorporates by reference information that you should consider when making your investment decision. We have not, and the underwriters have not, authorized anyone to provide you with different information. If you receive any different or inconsistent information, you should not rely on it.
You should assume that the information contained in this prospectus supplement, the accompanying prospectus, any free writing prospectus and the documents incorporated by reference herein and therein, is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.
We are not, and the underwriters are not, making an offer to sell the notes in any jurisdiction where the offer or sale is not permitted.

Prospectus Supplement
Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT
This prospectus supplement supplements the accompanying prospectus. The accompanying prospectus is part of an automatic shelf registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), using a “shelf” registration, or continuous offering, process. Under this shelf registration process, we may, at any time and from time to time, issue and sell, in one or more offerings, the senior debt securities, including the notes, described in the accompanying prospectus.
The accompanying prospectus provides you with a general description of the senior debt securities, and this prospectus supplement contains specific information about the terms of this offering of the notes. This prospectus supplement, or the information incorporated by reference in this prospectus supplement or the accompanying prospectus, may add, update or change information contained in the accompanying prospectus. If information in this prospectus supplement, or the information incorporated by reference in this prospectus supplement, is inconsistent with the accompanying prospectus, this prospectus supplement, or the information incorporated by reference in this prospectus supplement, will apply and will modify or supersede that information in the accompanying prospectus.
Before making your investment decision, you should read and carefully consider this prospectus supplement and the accompanying prospectus, together with the additional information in the documents referred to in the sections entitled “Where You Can Find More Information” in the accompanying prospectus and “Incorporation of Certain Information by Reference” in this prospectus supplement.
Unless otherwise stated, or the context otherwise requires, references in this prospectus supplement to “we,” “us,” “our,” “Amphenol,” “APH” and “the Company” are to Amphenol Corporation and, as applicable, its consolidated subsidiaries, except for purposes of the description of the notes included in this prospectus supplement and the accompanying prospectus, where references to such terms refer only to Amphenol Corporation and do not include Amphenol Corporation’s subsidiaries. When we refer to the “notes” in this prospectus supplement, we mean the notes being offered by this prospectus supplement, unless we state otherwise.
References in this prospectus supplement to “$,” “dollars” and “U.S. dollars” are to the currency of the United States of America and references to “€” or “euro” are to the single currency introduced at the third stage of the European Monetary Union pursuant to the Treaty establishing the European Community, as amended.
IN CONNECTION WITH THE ISSUE OF THE NOTES, CITIGROUP GLOBAL MARKETS LIMITED, IN ITS ROLE AS STABILISATION MANAGER (THE “STABILISATION MANAGER”) (OR PERSONS ACTING ON BEHALF OF THE SATBILISATION MANAGER) FOR ITS OWN ACCOUNT MAY, TO THE EXTENT PERMITTED BY APPLICABLE LAWS AND REGULATIONS, OVER-ALLOT NOTES OR EFFECT TRANSACTIONS WITH A VIEW TO SUPPORTING THE MARKET PRICE OF THE NOTES AT A LEVEL HIGHER THAN THAT WHICH MIGHT OTHERWISE PREVAIL. HOWEVER, THERE IS NO ASSURANCE THAT THE STABILISATION MANAGER (OR PERSONS ACTING ON BEHALF OF THE STABILISATION MANAGER) WILL UNDERTAKE ANY STABILIZATION ACTION. ANY STABILIZATION ACTION MAY BEGIN ON OR AFTER THE DATE ON WHICH ADEQUATE PUBLIC DISCLOSURE OF THE FINAL TERMS OF THE OFFER OF THE NOTES IS MADE, AND, IF BEGUN, MAY CEASE AT ANY TIME, BUT IT MUST END NO LATER THAN THE EARLIER OF 30 DAYS AFTER THE ISSUE OF THE NOTES AND 60 DAYS AFTER THE DATE OF THE ALLOTMENT OF THE NOTES. ANY STABILIZATION ACTION OR OVER-ALLOTMENT COMMENCED MUST BE CONDUCTED BY THE STABILISATION MANAGER (OR PERSON(S) ACTING ON BEHALF OF THE STABILISATION MANAGER) IN ACCORDANCE WITH APPLICABLE LAWS AND RULES.
MIFID II product governance / Professional investors and ECPs only target market — Solely for the purposes of the manufacturer’s product approval process, the target market assessment in respect of the notes has led to the conclusion that: (i) the target market for the notes is eligible counterparties and professional clients only, each as defined in Directive 2014/65/EU (as amended, “MiFID II”); and (ii) all channels for distribution of the notes to eligible counterparties and professional clients are appropriate. Any person

S-ii

subsequently offering, selling or recommending the notes (a “distributor”) should take into consideration the manufacturer’s target market assessment; however, a distributor subject to MiFID II is responsible for undertaking its own target market assessment in respect of the notes (by either adopting or refining the manufacturer’s target market assessment) and determining appropriate distribution channels.
Prohibition of sales to EEA retail investors — The notes are not intended to be offered, sold or otherwise made available, and should not be offered, sold or otherwise made available, to any retail investor in the European Economic Area (the “EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of MiFID II; (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 (as amended, the “Prospectus Regulation”). Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation. This prospectus supplement and the accompanying prospectus have been prepared on the basis that any offer of notes in any Member State of the EEA will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of notes. This prospectus supplement and the accompanying prospectus are not a prospectus for the purposes of the Prospectus Regulation.
UK MIFIR product governance / Professional Investors and ECPs Only Target Market — Solely for the purposes of each manufacturer’s product approval process, the target market assessment in respect of the notes has led to the conclusion that: (i) the target market for the notes is only eligible counterparties as defined in the FCA Handbook Conduct of Business Sourcebook (“COBS”), and professional clients, as defined in Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the European Union (Withdrawal Act) 2018 (“UK MiFIR”); and (ii) all channels for distribution of the notes to eligible counterparties and professional clients are appropriate. Any person subsequently offering, selling or recommending the notes (a “distributor”) should take into consideration the manufacturers’ target market assessment; however, a distributor subject to the FCA Handbook Product Intervention and Product Governance Sourcebook (the “UK MiFIR Product Governance Rules”) is responsible for undertaking its own target market assessment in respect of the notes (by either adopting or refining the manufacturers’ target market assessment) and determining appropriate distribution channels.
Prohibition of sales to UK retail investors — The notes are not intended to be offered, sold or otherwise made available, and should not be offered, sold or otherwise made available, to any retail investor in the United Kingdom (“UK”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (as amended, the “EUWA”); (ii) a customer within the meaning of the provisions of the United Kingdom’s Financial Services and Markets Act 2000 (as amended, the “FSMA”) and any rules or regulations made under the FSMA to implement the Insurance Distribution Directive, where that customer would not qualify as a professional client as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA; or (iii) not a qualified investor as defined in Article 2 of the Prospectus Regulation as it forms part of domestic law by virtue of the EUWA (the “UK Prospectus Regulation”). Consequently, no key information document required by the PRIIPs Regulation as it forms part of domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation. This prospectus supplement has been prepared on the basis that any offer of notes in the UK will be made pursuant to an exemption under the FSMA and the UK Prospectus Regulation from the requirement to publish a prospectus for offers of notes. This prospectus supplement is not a prospectus for the purposes of the UK Prospectus Regulation.
The communication of this prospectus supplement, the accompanying prospectus, any related free writing prospectus and any other document or materials relating to the issue of the notes offered hereby is not being made, and such documents and/or materials have not been approved, by an authorized person for

S-iii

the purposes of section 21 of the FSMA. Accordingly, such documents and/or materials are not being distributed to, and must not be passed on to, the general public in the UK. The communication of such documents and/or materials is only being made to (i) persons outside the UK; (ii) and those persons in the UK (A) who have professional experience in matters relating to investments who fall within the definition of investment professionals (as defined in Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Financial Promotion Order”)); or (B) high net worth companies, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Financial Promotion Order, (all such persons together being referred to as “relevant persons”). In the UK, this prospectus supplement, the accompanying prospectus and the notes offered hereby are only available to, and any investment or investment activity to which this prospectus supplement, the accompanying prospectus, any related free writing prospectus or any other document or materials relating to the issue of the notes offered hereby relates will be engaged in only with, relevant persons. Any person in the UK that is not a relevant person should not act or rely on this prospectus supplement, the accompanying prospectus, any related free writing prospectus or any other document or materials relating to the issue of the notes offered hereby or any of their contents.
FORWARD-LOOKING STATEMENTS
This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein, include forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and the provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements are based on our management’s assumptions and beliefs about future events or circumstances using information currently available, and as a result, they are subject to risks and uncertainties. Forward- looking statements address events or developments that Amphenol Corporation expects or believes may or will occur in the future. These forward-looking statements, which address the Company’s expected business and financial performance and financial condition, among other matters, may contain words and terms such as: “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecast,” “guidance,” “intend,” “look ahead,” “may,” “ongoing,” “optimistic,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “target,” “will” or “would” and other words and terms of similar meaning.
Forward-looking statements by their nature address matters that are, to different degrees, uncertain, such as statements about expected earnings, revenues, growth, liquidity, effective tax rate, interest rates, the expected timing for the closing of certain acquisitions or other matters. Although the Company believes the expectations reflected in all forward-looking statements are based upon reasonable assumptions, the expectations may not be attained or there may be material deviation. Readers and investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. There are risks and uncertainties that could cause actual results to differ materially from these forward-looking statements.
A description of some of these uncertainties and other risks is set forth under the caption “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, which is incorporated by reference herein, as well as other reports filed with the SEC, including, but not limited to, our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. There may be other risks and uncertainties not identified in these documents that we either currently do not expect to have an adverse effect on our business or that we are unable to predict or identify at the time of our Annual Report on Form 10-K for the fiscal year ended December 31, 2024. Our forward-looking statements may also be impacted by, among other things, future tax, regulatory and other legal changes that may arise in any of the jurisdictions in which we operate.
The Company undertakes no obligation to update or revise any forward-looking statements except as required by law.

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TRADEMARKS
We own or have the rights to use various trademarks, logos, and service marks in the operation of our business. This prospectus supplement may also include trademarks, logos, service marks, and trade names of other companies that, to our knowledge, are the property of their respective owners. We do not intend our use or display of other parties’ trademarks, logos, service marks, or trade names to imply, and such use or display should not be construed to imply, a relationship with, or endorsement or sponsorship of us by, these other parties. Solely for convenience, certain of our trademarks, service marks, and trade names referred to in or incorporated by reference in this prospectus supplement may appear without the ™ or ® symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent permitted under applicable law, our rights or the rights of the applicable licensor to these trademarks, service marks, and trade names.
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to “incorporate by reference” into this prospectus supplement the information that we have filed with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus supplement, and the information that we file later with the SEC will automatically update and, where applicable, modify or supersede the information in this prospectus supplement and the documents listed below. We hereby “incorporate by reference” the following documents that have been or will be filed with the SEC:
•
Annual Report on Form 10-K for the fiscal year ended December 31, 2024 (filed with the SEC on February 7, 2025);

•
Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 4, 2025;

•
Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2025 (filed with the SEC on April 25, 2025);

•
Current Reports on Form 8-K filed on May 14, 2025, May 16, 2025 and June 10, 2025; and

•
All of our future filings with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement until the time all the notes are sold in this offering.

We are not, however, incorporating any documents or information that are deemed to have been furnished rather than filed in accordance with SEC rules.
You may request a copy of these filings, at no cost, by writing or telephoning us at the following address and number:
Investor Relations
Amphenol Corporation
358 Hall Avenue
Wallingford, CT 06492
Telephone No: (203) 265-8900

S-v

SUMMARY
This summary highlights selected information included or incorporated by reference in this prospectus supplement and the accompanying prospectus. This summary does not contain all of the information that you should consider before investing in the notes. You should read this entire prospectus supplement and the accompanying prospectus carefully, including the information incorporated by reference, especially the risks of investing in the notes described under “Risk Factors” in this prospectus supplement in addition to the risks described under the heading “Item 1A. Risk Factors” contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, which is incorporated by reference herein, and our financial statements and the notes to those statements incorporated by reference herein before you decide to invest in the notes. See also “Where You Can Find More Information” in the accompanying prospectus.
Our Company
We are one of the world’s largest designers, manufacturers and marketers of electrical, electronic and fiber optic connectors and interconnect systems, antennas, sensors and sensor-based products and coaxial, high-speed and specialty cable. We estimate, based on recent reports of industry analysts, that worldwide sales of interconnect and sensor-related products were approximately $250 billion in 2024.
Certain predecessor businesses of the Company were founded in 1932 and the Company was incorporated under the laws of the State of Delaware in 1986. Our Class A Common Stock began trading on the New York Stock Exchange in 1991.
We align our businesses into three reportable business segments: (i) Harsh Environment Solutions, (ii) Communications Solutions and (iii) Interconnect and Sensor Systems. This alignment and segment structure reinforces our entrepreneurial culture and enables clear accountability of each of our business unit general managers, while enhancing the scalability of our business for the future. We have three segment managers who lead our respective reportable business segments, each reporting directly to our Chief Executive Officer.
A description of each of our reportable business segments is as follows:
•
Harsh Environment Solutions — the Harsh Environment Solutions segment designs, manufactures and markets a broad range of ruggedized interconnect products, including connectors and interconnect systems, specialty cable, printed circuits and printed circuit assemblies and other products for use in the industrial, defense, commercial aerospace, automotive, communications networks and information technology and data communications end markets.

•
Communications Solutions — the Communications Solutions segment designs, manufactures and markets a broad range of connector and interconnect systems, including high speed, radio frequency, power, fiber optic and other products, coaxial and high-speed cable, as well as antennas, for use in the information technology and data communications, mobile devices, industrial, communications networks, automotive, commercial aerospace and defense end markets.

•
Interconnect and Sensor Systems — the Interconnect and Sensor Systems segment designs, manufactures and markets a broad range of sensors, sensor-based systems, connectors and value-add interconnect systems used in the automotive, industrial, information technology and data communications, communications networks, defense and commercial aerospace end markets.

Our overall strategy is to provide our customers with comprehensive design capabilities, a broad selection of products and a high level of quality and service on a worldwide basis while maintaining continuing programs of productivity improvement and cost control. Our principal executive offices are located at 358 Hall Avenue, Wallingford, Connecticut 06492, and our main telephone number is (203) 265-8900. Our designated and appointed agent to receive service of process is The Corporation Trust Company located at Corporation Trust Center, 1209 Orange Street, Wilmington, DE 19801, New Castle County. Our website is located at http://www.amphenol.com. The information on our website, however, is not, and should not be deemed to be, a part of this prospectus supplement or the accompanying prospectus.

Recent Developments
USD Notes Offering
On June 9, 2025, we announced the pricing of our offering of $750.0 million aggregate principal amount of U.S. dollar-denominated senior notes by means of a separate prospectus supplement. The closing of the USD Notes Offering is expected to occur on June 12, 2025, subject to the satisfaction of customary closing conditions. Neither the completion of this offering nor the offering of the USD Notes is contingent on the completion of the other. Therefore, it is possible that this offering is completed and the USD Notes Offering is not completed. This prospectus supplement is not an offer to sell or a solicitation of an offer to buy any USD Notes being offered in the USD Notes Offering.

The Offering
The following summary contains basic information about the notes and is not intended to be complete.
For a more complete understanding of the notes, please refer to the sections entitled “Description of the Notes” in this prospectus supplement and “Description of Senior Debt Securities” in the accompanying prospectus. For purposes of the description of the notes included in this prospectus supplement and the accompanying prospectus, references to “we,” “us” and “our” refer only to Amphenol Corporation and do not include its subsidiaries.
Issuer	Amphenol Corporation.
Securities Offered	€ aggregate principal amount of % Senior Notes due 20 .
Maturity Date	The notes will mature on , 20 .
Interest and Payment Dates	The notes will bear interest at an annual rate of %.
Interest on the notes is payable annually on of each year, beginning on , 2025.
Optional Redemption	We may redeem some or all of the notes from time to time at the applicable redemption prices described in “Description of the Notes — Optional Redemption” in this prospectus supplement.
Repurchase upon a Change of Control
The occurrence of a “Change of Control Repurchase Event” (as defined under “Description of the Notes — Change of Control” in this prospectus supplement) will require us to offer to repurchase from you all or a portion of your notes at a purchase price in cash equal to 101% of the principal amount of the notes, plus accrued and unpaid interest, if any, to, but not including, the date of repurchase (subject to the right of holders of record on the relevant interest record date to receive interest due on the relevant interest payment date). See “Description of the Notes — Change of Control” in this prospectus supplement.
Ranking	The notes will:
• be our general unsecured senior obligations;
• be effectively subordinated in right of payment to any future secured indebtedness to the extent of the value of the assets securing such debt;
• be structurally subordinated to any indebtedness of our subsidiaries, including certain of our subsidiaries’ obligations as borrowers or guarantors under our revolving credit facility;

•
rank equally in right of payment with all of our existing and future unsecured and unsubordinated indebtedness, including indebtedness under our revolving credit facility, the USD Notes, the 4.750% Senior Notes due 2026 (the “4.750% 2026 Notes”), the 5.050% Senior Notes due 2027 (the “5.050% 2027 Notes”), the 5.050% Senior Notes due 2029 (the “5.050% 2029 Notes”), the 4.350% Senior Notes due 2029 (the “4.350% 2029 Notes”), the 2.800% Senior Notes due 2030 (the “2.800% 2030 Notes”), the 2.200% Senior Notes due 2031 (the “2.200% 2031 Notes”), the 5.250% Senior Notes due 2034 (the “5.250% 2034 Notes”), the 5.000% Senior Notes due 2035 (the “5.000% 2035 Notes”), 5.375% Senior Notes due 2054 (the “5.375% 2054 Notes”) and with our guarantee of the 0.750% Euro Senior Notes due 2026 (the “2026 Euro Notes”) and the 2.000% Euro

Senior Notes due 2028 (the “2028 Euro Notes”) issued by our subsidiary, Amphenol Technologies Holding GmbH; and
• be senior in right of payment to any future senior subordinated or subordinated debt.
As of March 31, 2025, on an as adjusted basis after giving effect to this offering, the USD Notes Offering and the application of the net proceeds from this offering and the USD Notes Offering as more fully described in “Use of Proceeds” in this prospectus supplement:

•
we would have had approximately $      billion of unsecured and unsubordinated indebtedness (including the notes, the USD Notes, the 4.750% 2026 Notes, the 5.050% 2027 Notes, the 5.050% 2029 Notes, the 4.350% 2029 Notes, the 2.800% 2030 Notes, the 2.200% 2031 Notes, the 5.250% 2034 Notes, the 5.000% 2035 Notes and the 5.375% 2054 Notes, and our guarantee of the 2026 Euro Notes and the 2028 Euro Notes issued by our subsidiary, Amphenol Technologies Holding GmbH), all of which would constitute senior indebtedness;

• we would have had no secured indebtedness to which the notes would have been effectively subordinated; and

•
our subsidiaries (other than Amphenol Technologies Holding GmbH, the issuer of the 2026 Euro Notes and the 2028 Euro Notes, which are guaranteed by us) would have had approximately $33.4 million of indebtedness to which the notes would have been structurally subordinated.

Payment of Additional Amounts	All payments of principal, premium, if any, and interest on the notes will be made free and clear of and without withholding or deduction for or on account of any present or future tax, assessment or other governmental charge imposed by the United States or a political subdivision or taxing authority thereof or therein having power to tax, unless the withholding of such tax, assessment or governmental charge is required by law or the official interpretation or administration thereof. In the event such withholding is required by law or the official interpretation or administration thereof, then, subject to certain exceptions, we will pay such “additional amounts” necessary so that the net payment of the principal of, premium, if any, and interest on the notes to a beneficial owner of the notes who is not a U.S. person (as defined in “Description of the Notes — Payment of Additional Amounts”), after the withholding of such tax, assessment or governmental charge (including any withholding on the payment of such additional amounts), will not be less than the amount provided in such notes to be then due and payable. See “Description of the Notes — Payment of Additional Amounts”.
Tax Redemption	If, due to certain changes in tax law, we have or will become obligated to pay additional amounts on the notes or, if as a result of an act taken by a taxing jurisdiction, there is a substantial probability that we will become obligated to pay additional amounts on the notes, then we may, on giving not less than 15 days’ nor more than 60 days’ notice, at our option, redeem the notes, in whole but not in part, at a redemption price equal to 100% of the principal amount of the notes to be redeemed, together with interest accrued and unpaid to, but not including, the date fixed for redemption. See “Description of the Notes — Redemption Upon Changes in Withholding Taxes.”
Currency of Payment	All payments of interest and principal, including payments made upon any redemption of the notes, will be made in euro. If the euro is unavailable to us due to the imposition of exchange controls or other circumstances beyond our control or if the euro is no longer being used by the then member states of the European Monetary Union that have adopted the euro as their currency or for the settlement of transactions by public institutions of or within the international banking community, then all payments in respect of the notes will be made in U.S. dollars until the euro is again available to us or so used. See “Description of the Notes — Issuance in Euro; Payment on the Notes.”
Covenants	We will issue the notes under an indenture with U.S. Bank Trust Company, National Association, as trustee. The indenture, among other things, limits our ability to:
• incur liens on Principal Property (as defined under “Description of Senior Debt Securities — Definitions” in the accompanying prospectus);
• engage in certain sale/leaseback transactions; and
• consolidate or merge with or into, or sell substantially all of our assets to, another person.
These covenants are subject to a number of important exceptions and qualifications. For more details, see “Description of Senior Debt Securities — Covenants” in the accompanying prospectus.
Listing and Trading	We intend to apply to list the notes on the NYSE. The listing application will be subject to approval by the NYSE. If such a listing is obtained, we have no obligation under the indenture to maintain such listing and we may delist the notes at any time. The notes are a new issue of securities with no established trading market. Accordingly, we cannot assure you as to the development or liquidity of any market for the notes. The underwriters have advised us that they currently intend to make a market in the notes. However, they are not obligated to do so and any market making with respect to the notes may be discontinued without notice. See “Risk Factors — Your ability to transfer the notes may be limited since there is no public market for the notes, and we do not know if an active trading market will ever develop, or if a market does develop, whether it will be sustained” in this prospectus supplement.
Use of Proceeds	We anticipate that the net proceeds from the offering, after deducting the underwriting discount and offering expenses payable by us, will be approximately € million. We intend to use the net proceeds from this offering and the USD Notes Offering to repay borrowings under our U.S. commercial paper program and for general corporate purposes. For more information, see “Use of Proceeds”.
Denominations	The notes will be issued in the form of one or more permanent global notes in minimum denominations of €100,000 and integral multiples of €1,000 in excess thereof. Notes in denominations of less than €100,000 will not be available.

Form of Notes	The notes will be issued as fully registered notes, in book-entry form, represented by one or more global notes deposited with or on behalf of a common depositary on behalf of Clearstream and Euroclear and registered in the name of the nominee of the common depositary for the accounts of Clearstream and Euroclear. Beneficial interests in the notes will be shown on, and transfers will be effected through, records maintained by Clearstream and Euroclear and their participants. Those with beneficial interests in notes held in book-entry form will not be entitled to receive physical delivery of certificated notes except in certain limited circumstances. For a description of certain factors relating to clearance and settlement, see “Provisions Related to the Notes While Represented by the Global Notes.” See “Global Securities” in the accompanying prospectus.
Governing Law	The notes will be governed by the laws of the State of New York.
Trustee, Transfer Agent and Security Registrar	U.S. Bank Trust Company, National Association.
Paying Agent	U.S. Bank Europe DAC, UK Branch.
CUSIP/Common Code/ISIN	/ / .
Legal Entity Identifier	549300D3L3G0R4U4VT04.
Risk Factors	Investing in the notes involves risks. In considering whether to purchase the notes, you should carefully consider all of the information set forth in this prospectus supplement, the accompanying prospectus, any free writing prospectus with respect to this offering filed by us with the SEC and the documents incorporated by reference herein and therein. In particular, you should evaluate the specific risks set forth in the section entitled “Risk Factors” in this prospectus supplement in addition to the risks described under the heading “Item 1A. Risk Factors” contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, which is incorporated by reference herein. See “Risk Factors” beginning on page S-11 of this prospectus supplement.

Summary Historical Consolidated Financial Data
The following tables set forth certain of our condensed consolidated financial data. The summary financial information presented below as of and for each of the three years ended December 31, 2024, 2023 and 2022, has been derived from, and should be read in conjunction with, the audited financial statements and the accompanying notes incorporated by reference in this prospectus supplement. The summary financial information presented below as of March 31, 2025 and for each of the three month periods ended March 31, 2025 and March 31, 2024 has been derived from our unaudited interim condensed consolidated financial statements incorporated by reference into this prospectus supplement, which include, in the opinion of our management, all normal and recurring adjustments that are necessary for the fair presentation of the results for such interim periods and dates. The summary historical consolidated financial information may not be indicative of our future performance. You should read the information in conjunction with the section entitled “Risk Factors” contained in or incorporated by reference into this prospectus supplement and accompanying prospectus and in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and related notes, in each case incorporated by reference in this prospectus supplement and the accompanying prospectus.
	Three Months Ended March 31,		Year Ended December 31,
(in millions)	2025	2024	2024	2023	2022
	(unaudited)
Statements of Income Data:
Net sales	$4,811.0	$3,256.3	$15,222.7	$12,554.7	$12,623.0
Cost of sales	3,167.0	2,167.3	10,083.0	8,470.6	8,594.8
Selling, general and administrative expenses	575.2	404.2	1,855.4	1,489.9	1,420.9
Operating income	1,024.8	684.8	3,156.9	2,559.6	2,585.8
Net income attributable to APH	737.8	548.7	2,424.0	1,928.0	1,902.3
Non-GAAP Data:
Adjusted operating income(a)	1,129.7	684.8	3,302.5	2,594.2	2,607.3
Adjusted net income attributable to APH(a)	799.8	500.4	2,382.1	1,870.4	1,864.7
Statements of Cash Flow and Other Data:
Net cash provided by operating activities from continuing operations	764.9	599.5	2,814.7	2,528.7	2,174.6
Net cash used in investing activities from continuing operations	(2,352.6)	(17.0)	(2,648.6)	(1,393.7)	(731.1)
Net cash (used in)/provided by financing activities from continuing operations	(88.6)	(176.2)	1,729.9	(1,012.4)	(1,196.7)
Capital expenditures	(188.6)	(94.3)	(665.4)	(372.8)	(383.8)
(in millions)	As of March 31, 2025	As of December 31,
		2024	2023	2022
	(unaudited)
Balance Sheet Data:
Cash and cash equivalents	$1,657.2	$3,317.0	$1,475.0	$1,373.1
Short-term investments	14.5	18.4	185.2	61.1
Working capital(b)	4,542.2	5,602.2	3,682.6	3,803.0
Total assets	22,902.1	21,440.2	16,526.4	15,326.2
Total debt(c)	7,166.9	6,886.1	4,337.3	4,577.7
Total equity	10,363.1	9,847.4	8,395.8	7,073.5

(a)
See “— Supplemental Financial Information — Reconciliations of GAAP to Non-GAAP Financial Measures” below.

(b)
Working capital includes working capital from discontinued operations held for sale, and is calculated as total current assets less total current liabilities.

(c)
Total debt includes long-term debt and capital lease obligations and the current portion of long-term debt and capital lease obligations.

Supplemental Financial Information
Reconciliations of GAAP to Non-GAAP Financial Measures
Management utilizes the non-GAAP financial measures defined below as part of its internal reviews for purposes of monitoring, evaluating and forecasting the Company’s financial performance, communicating operating results to our Board of Directors and assessing related employee compensation measures.
Management believes that such non-GAAP financial measures may be helpful to investors in assessing our overall financial performance, trends and period-over-period comparative results. The following non-GAAP financial measures exclude income and expenses that are not directly related to our operating performance during the periods presented. Items excluded in the presentation of these non-GAAP financial measures in any period may consist of, without limitation, acquisition-related expenses, refinancing-related costs, and certain discrete tax items including but not limited to (i) the excess tax benefits related to stock-based compensation and (ii) the impact of significant changes in tax law. Reconciliations of non-GAAP financial measures to the most directly comparable GAAP financial measures are included below. All non-GAAP financial measures and their most directly comparable U.S. GAAP financial measures presented in this section are on a continuing operations basis only and exclude any results associated with discontinued operations. The following non-GAAP financial information is included for supplemental purposes only and should not be considered in isolation, as a substitute for or superior to the related GAAP financial measures. In addition, these non-GAAP financial measures are not necessarily the same or comparable to similar measures presented by other companies, as such measures may be calculated differently or may exclude different items. Such non-GAAP financial measures should be read in conjunction with our financial statements presented in accordance with GAAP.
The following are reconciliations of non-GAAP financial measures to the most directly comparable GAAP financial measures for the periods presented:
	Three Months Ended March 31,				Year ended December 31,
	2025		2024		2024		2023		2022
(in millions)	Operating Income	Net Income attributable to APH	Operating Income	Net Income attributable to APH	Operating Income	Net Income attributable to APH	Operating Income	Net Income attributable to APH	Operating Income	Net Income attributable to APH
Reported (GAAP)	$1,024.8	$737.8	$684.8	$548.7	$3,156.9	$2,424.0	$2,559.6	$1,928.0	$2,585.8	$1,902.3
Amortization of acquisition-related inventory step-up costs	60.9	46.6	—	—	18.2	14.0	—	—	—	—
Acquisition-related expenses	44.0	35.5	—	—	127.4	105.3	34.6	30.2	21.5	18.4
Gain on bargain purchase acquisition	—	—	—	—	—	—	—	(5.4)	—	—
Excess tax benefits related to stock-based compensation	—	(20.1)	—	(29.7)	—	(142.6)	—	(82.4)	—	(56.0)
Discrete tax items	—	—	—	(18.6)	—	(18.6)	—	—	—	—
Adjusted (non-GAAP)(1)	$1,129.7	$799.8	$684.8	$500.4	$3,302.5	$2,382.1	$2,594.2	$1,870.4	$2,607.3	$1,864.7

Note: All data in the table above are on a continuing operations basis only and exclude results associated with discontinued operations.
(1)
The definitions of the non-GAAP financial measures used are as follows:

Adjusted Operating Income is defined as Operating Income, as reported in the Consolidated Statements of Income contained in the financial statements of our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 and the Condensed Consolidated Statements of Income contained in the unaudited financial statements of our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2025, which are incorporated by reference herein, excluding income and expenses that are not directly related to the Company’s operating performance during the periods presented.

Adjusted Net Income from continuing operations attributable to APH is defined as Net Income from continuing operations attributable to Amphenol Corporation, as reported in the Consolidated Statements of Income contained in the financial statements of our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 and the Condensed Consolidated Statements of Income contained in the unaudited financial statements of our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2025, which are incorporated by reference herein, excluding income and expenses and their specific tax effects, that are not directly related to the Company’s operating performance during the periods presented.

RISK FACTORS
Investing in the notes involves risks. In considering whether to purchase the notes, you should carefully consider all of the information set forth in this prospectus supplement, the accompanying prospectus, any free writing prospectus with respect to this offering filed by us with the SEC and the documents incorporated by reference herein and therein. In particular, you should carefully consider the specific risks described below in addition to the risks described under the heading “Item 1A. Risk Factors” contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, which is incorporated by reference herein. You could lose part or all of your investment.
The risks and uncertainties discussed in this prospectus supplement and in the documents incorporated by reference herein are those we currently believe may materially affect us. Additional risks and uncertainties not presently known to us or that we currently believe are immaterial also may materially and adversely affect our business, financial condition and results of operations.
Your ability to transfer the notes may be limited since there is no public market for the notes, and we do not know if an active trading market will ever develop, or if a market does develop, whether it will be sustained.
The notes will constitute a new issue of securities with no established trading market. We intend to apply to list the notes on the NYSE. The listing application will be subject to approval by the NYSE. We cannot assure you as to the development or liquidity of any trading market for the notes. The underwriters have advised us that they currently intend to make a market in the notes, as permitted by applicable laws and regulations. However, the underwriters are not obligated to do so, and any market-making with respect to the notes may be discontinued at any time without notice. If no active trading market develops, you may be unable to resell your notes at any price or at their fair market value.
If a trading market does develop, changes in our credit ratings or the debt markets could adversely affect the liquidity of any market for the notes.
The liquidity of any market for the notes will depend on a number of factors, including:
•
our credit ratings with major credit rating agencies;

•
the prevailing interest rates being paid by other companies similar to us;

•
the market price of our common shares;

•
our financial condition, operating performance and future prospects;

•
the market for similar securities;

•
the overall condition of the financial markets; and

•
the interest of securities dealers in making a market for the notes.

The condition of the financial markets and prevailing interest rates have fluctuated in the past and are likely to fluctuate in the future. Such fluctuations could have an adverse effect on the price of the notes.
In addition, credit rating agencies continually review their ratings for the companies that they follow, including us. The credit rating agencies also evaluate the industries in which we operate as a whole and may change their credit rating for us based on their overall view of such industries. A negative change in our rating could have an adverse effect on the price of the notes. Therefore, we cannot assure you that you will be able to sell your notes at a particular time or the price that you receive when you sell your notes will be favorable.
Despite our current or future indebtedness level, we may still be able to incur substantially more debt.
We may be able to incur substantial indebtedness in the future. The terms of the indenture governing the notes will not fully prohibit us from doing so. If we incur any additional indebtedness that ranks equally with the notes, the holders of that debt will be entitled to share ratably with the holders of the notes in any proceeds distributed in connection with any insolvency, liquidation, reorganization, dissolution or other winding up of the Company.

Our debt instruments contain restrictive covenants that may adversely affect our ability to operate our business.
Our revolving credit facility and the indenture that will govern the notes contain various covenants that limit our ability and the ability of our subsidiaries to, among other things:
•
incur certain liens;

•
enter into certain sale and leaseback transactions with respect to any of our Principal Property (as defined under “Description of Senior Debt Securities — Definitions” in the accompanying prospectus);

•
consolidate or merge with or into, or sell substantially all of our assets to, another person;

•
make accounting changes, except as required or permitted under generally accepted accounting principles;

•
make a material change to the nature of our business; and

•
engage in speculative transactions.

In addition, our revolving credit facility contains a financial maintenance covenant limiting the ratio of debt to earnings before interest, taxes, depreciation and amortization and limits on incurrence of certain liens. Although we were in compliance with this covenant as of March 31, 2025, the ability to meet the financial maintenance covenant can be affected by events beyond our control, and we cannot provide assurance that we will continue to meet this test. A breach of certain covenants under the revolving credit facility could also result in a default under our other indebtedness. Upon the occurrence of an event of default under any of our indebtedness, the lenders could elect to declare all amounts outstanding thereunder to be immediately due and payable and terminate all commitments to extend further credit. If the lenders accelerate the repayment of borrowings, we may not have sufficient assets to repay our revolving credit facility and other indebtedness, including these notes.
We may be unable to generate the cash flow to service our debt obligations, including the notes.
We cannot assure you that our business will generate sufficient cash flow, or that we will be able to borrow funds under our revolving credit facility, in an amount sufficient to enable us to service our indebtedness, including the notes, or to make anticipated capital expenditures. Our ability to pay our expenses and satisfy our debt obligations, to refinance our debt obligations and to fund planned capital expenditures will depend on our future performance, which will be affected by general economic, financial, competitive, legislative, regulatory and other factors beyond our control. If we are unable to generate sufficient cash flow from operations or to borrow sufficient funds in the future to service our debt, we may be required to sell assets, reduce capital expenditures, refinance all or a portion of our existing debt (including the notes) or obtain additional financing. We cannot assure you that we will be able to refinance our debt, sell assets or borrow more money on terms acceptable to us, if at all. Additionally, the covenants contained in our revolving credit facility restrict our ability to incur additional debt.
We may not be able to repurchase the notes upon a Change of Control Repurchase Event.
Upon the occurrence of a “Change of Control Repurchase Event” (as described under “Description of the Notes — Change of Control” in this prospectus supplement), we will be required to offer to repurchase all of our outstanding senior notes at a purchase price in cash equal to 101% of the principal amount of the notes, plus accrued and unpaid interest, if any, to, but not including, the date of repurchase (subject to the right of holders of record on the relevant interest record date to receive interest due on the relevant interest payment date). However, we may not be able to repurchase the notes upon a Change of Control Repurchase Event because we may not have sufficient funds to do so. In addition, our future debt agreements may contain provisions that restrict us from repurchasing all of the notes tendered by holders upon a Change of Control Repurchase Event. Our failure to repurchase the notes upon a Change of Control Repurchase Event would cause a default under the indenture that will govern the notes, which could result in defaults under our other debt agreements and have material adverse consequences for us and the holders of the notes.

In addition, case law suggests that, in the event that incumbent directors are replaced as a result of a contested election, issuers may nevertheless avoid triggering a change of control under a clause similar to third bullet of the definition of “Change of Control” under the caption “Description of the Notes — Change of Control” in this prospectus supplement, if the outgoing directors were to approve the new directors for the purpose of avoiding the triggering of such change of control clause.
Redemption may adversely affect your return on the notes.
We have the right to redeem some or all of the notes prior to maturity, as described under “Description of the Notes — Optional Redemption” and under “Description of the Notes — Redemption Upon Changes in Withholding Taxes” in this prospectus supplement. We may redeem the notes at times when prevailing interest rates may be relatively low. Accordingly, you may not be able to reinvest the redemption proceeds in a comparable security at an effective interest rate as high as the interest rate of the notes being redeemed.
The notes will be effectively subordinated in right of payment to any future secured indebtedness to the extent of the assets securing such indebtedness.
The notes will be unsecured and effectively subordinated in right of payment to any future secured indebtedness to the extent of the assets securing such indebtedness. Although the indenture limits our ability to incur liens on our Principal Property (as defined under “Description of Senior Debt Securities — Definitions” in the accompanying prospectus), the notes will be effectively subordinated to any future debt secured by Principal Property to the extent permitted by the indenture or secured by any of our other assets. In the event of our liquidation or insolvency or other events of default on any such secured debt or upon acceleration of the notes in accordance with their terms, we will be permitted to make payment on the notes only after any such secured debt has been paid in full. After paying any such secured debt in full, we may not have sufficient assets remaining to pay any or all amounts due on the notes. In the event of our bankruptcy, liquidation or reorganization or upon acceleration of the notes, payment on the notes could be less, ratably, than on any such secured debt.
The notes will be structurally subordinated to any indebtedness of our subsidiaries.
The notes will be structurally subordinated to any indebtedness of our subsidiaries. Our subsidiaries are separate and distinct legal entities, and none of our subsidiaries will guarantee the notes or otherwise have any obligations to make payments in respect of the notes. As a result, claims of holders of the notes will be effectively subordinated to the indebtedness and other liabilities of our subsidiaries. In the event of any bankruptcy, liquidation, dissolution or similar proceeding involving one of our subsidiaries, any of our rights or the rights of the holders of the notes to participate in the assets of that subsidiary will be effectively subordinated to the claims of creditors of that subsidiary, and following payment by that subsidiary of its liabilities, the subsidiary may not have sufficient assets remaining to make payments to us as a shareholder or otherwise. As of March 31, 2025, our subsidiaries (other than Amphenol Technologies Holding GmbH, the issuer of the 2026 Euro Notes and the 2028 Euro Notes, which are guaranteed by us) would have had approximately $33.4 million of indebtedness to which the notes would have been structurally subordinated.
In addition, certain of our subsidiaries are guarantors under our revolving credit facility. Accordingly, the notes will be structurally subordinated to such subsidiaries’ obligations to guarantee our indebtedness under our revolving credit facility.
Our cash flow and our ability to service our indebtedness, including the notes, is partially dependent upon the earnings of our subsidiaries.
The notes are exclusively our obligations. Our cash flow and our ability to service our indebtedness, including the notes, is partially dependent upon the earnings of our subsidiaries. In addition, we are particularly dependent on the distribution of earnings, loans or other payments by our subsidiaries to us. Our subsidiaries are separate and distinct legal entities. Our subsidiaries will have no obligation to pay any amounts due on the notes or to provide us with funds for our payment obligations, whether by dividends, distributions, loans or other payments. In addition, any payment of dividends, distributions, loans or advances by our subsidiaries to us could be subject to statutory or contractual restrictions. Payments to us by our subsidiaries will also be contingent upon our subsidiaries’ earnings and business considerations. Our right to receive any assets of any subsidiary upon its liquidation or reorganization, and, therefore, our right to participate in those assets, will be effectively subordinated to the claims of that subsidiary’s creditors, including trade creditors. In addition, even if we were a creditor of any of our subsidiaries, our right as a creditor would be subordinate to any security interest in the assets of our subsidiaries and any indebtedness of our subsidiaries senior to the indebtedness held by us.
This offering is not contingent on the consummation of any other financing, including the USD Notes Offering.
We currently intend to use the net proceeds from this offering, together with the proceeds from the USD Notes Offering, as described in “Use of Proceeds” herein. However, neither the completion of this offering nor the USD Notes Offering is contingent on the completion of the other. This prospectus supplement is not an offer to sell or a solicitation of an offer to buy any USD Notes being offered in the USD Notes Offering. We cannot assure you that the USD Notes Offering will be completed on the terms described herein, or at all.
We cannot assure you that the procedures for book-entry interests to be implemented through Euroclear or Clearstream will be adequate to ensure the timely exercise of your rights under the notes.
Unless and until notes in definitive registered form are issued in exchange for global notes, owners of book-entry interests will not be considered owners or holders of the notes except in the limited circumstances provided in the indenture. The common depositary for Euroclear and Clearstream (or its nominee) will be the sole registered holder of the global notes representing the notes. After payment to the common depositary, we will have no responsibility or liability for the payment of interest, principal or other amounts to the owners of book-entry interests. Accordingly, if you own a book-entry interest, you must rely on the procedures of Euroclear or Clearstream, as applicable, and if you are not a participant in Euroclear or Clearstream, on the procedures of the participant through which you own your interest, to exercise any rights and obligations of a holder under the indenture.
Unlike the holders of the notes themselves, owners of book-entry interests will not have the direct right to act upon our solicitations for consents, requests for waivers or other actions from holders of the notes. Instead, if you own a book-entry interest, you will be permitted to act only to the extent you have received appropriate proxies to do so from Euroclear or Clearstream. There can be no assurance that procedures implemented for the granting of such proxies will be sufficient to enable you to vote on any request actions on a timely basis.
Similarly, upon the occurrence of an event of default under the indenture, if you own a book-entry interest, you will be restricted to acting through Euroclear or Clearstream. We cannot assure you that the procedures to be implemented through Euroclear or Clearstream will be adequate to ensure the timely exercise of rights under the notes.
The notes have minimum specified denominations of €100,000.
The notes have minimum denominations of €100,000 and integral multiples of €1,000 in excess thereof. It is therefore possible that the notes may be traded in amounts in excess of €100,000 that are not integral multiples of €100,000. In such a case, a holder of notes who, as a result of trading such amounts, holds a principal amount of less than €100,000 may not receive a definitive certificate in respect of such holding (should definitive certificates be printed) and would need to purchase a principal amount of notes such that its holding amounts to at least €100,000.
The notes permit us to make payments in U.S. dollars if we are unable to obtain euro.
If the euro is unavailable to us due to the imposition of exchange controls or other circumstances beyond our control or if the euro is no longer being used by the then member states of the European Monetary Union that have adopted the euro as their currency or for the settlement of transactions by public institutions of or within the international banking community, then all payments in respect of the notes will be made in U.S. dollars until the euro is again available to us or so used. The amount payable on any date in euro will be converted into U.S. dollars on the basis of the then most recently available market exchange rate for euro, as the case may be. Any payment in respect of the notes so made in U.S. dollars will not constitute an event of default under the notes or the indenture governing the notes.
Holders of the notes may be subject to the effects of foreign currency exchange rate fluctuations, as well as possible exchange controls, relating to the euro.
The initial investors in the notes will be required to pay for the notes in euro. Neither we nor the underwriters will be obligated to assist the initial investors in obtaining euro or in converting other currencies into euro to facilitate the payment of the purchase price for the notes. An investment in any security denominated in, and all payments with respect to which are to be made in, a currency other than the currency of the country in which an investor in notes resides or the currency in which an investor conducts its business or activities (the “investor’s home currency”), entails significant risks not associated with a similar investment in a security denominated in the investor’s home currency. In the case of the notes offered hereby, these risks may include the possibility of:
•
significant changes in rates of exchange between the euro and the investor’s home currency; and

•
the imposition or modification of foreign exchange controls with respect to the euro or the investor’s home currency.

We have no control over a number of factors affecting the notes offered hereby and foreign exchange rates, including economic, financial and political events that are important in determining the existence, magnitude and longevity of these risks and their effects. Changes in foreign currency exchange rates between two currencies result from the interaction over time of many factors directly or indirectly affecting economic and political conditions in the countries issuing such currencies, and economic and political developments globally and in other relevant countries. Foreign currency exchange rates may be affected by, among other factors, existing and expected rates of inflation, existing and expected interest rate levels, the balance of payments between countries, and the extent of governmental surpluses or deficits in various countries. All of these factors are, in turn, sensitive to the monetary, fiscal and trade policies pursued by the governments of various countries important to international trade and finance. Moreover, the current global economic crisis and the actions taken or to be taken by various national governments in response to the crisis could significantly affect the exchange rates between the euro and the investor’s home currency.
The exchange rates of an investor’s home currency for euro and the fluctuations in those exchange rates that have occurred in the past are not necessarily indicative of the exchange rates or the fluctuations therein that may occur in the future. Depreciation of the euro against the investor’s home currency would result in a decrease in the investor’s home currency equivalent yield on a note, in the investor’s home currency equivalent of the principal payable at the maturity of that note and generally in the investor’s home currency equivalent market value of that note. Appreciation of the euro in relation to the investor’s home currency would have the opposite effects.
The European Union or one or more of its member states may, in the future, impose exchange controls and modify any exchange controls imposed, which controls could affect exchange rates as well as the availability of euro at the time of payment of principal of, interest on, or any redemption payment or additional amounts with respect to, the notes.
Furthermore, the notes will be governed by New York law. Under New York law, a New York state court rendering a judgment on the notes would be required to render the judgment in euro. However, the judgment would be converted into U.S. dollars at the exchange rate prevailing on the date of entry of the judgment. Consequently, in a lawsuit for payment on the notes, investors would bear currency exchange risk until a New York state court judgment is entered, which could be a long time. In courts outside of New York, investors may not be able to obtain a judgment in a currency other than U.S. dollars. For example, a judgment for money in an action based on the notes in many other U.S. federal or state courts ordinarily would be enforced in the United States only in U.S. dollars. The date used to determine the rate of conversion of euro into U.S. dollars will depend upon various factors, including which court renders the judgment.
U.S. investors may also have important tax consequences as a result of foreign exchange gains or losses, if any. See “Material United States Federal Income Tax Consequences.”

This description of foreign exchange risks does not describe all the risks of an investment in securities, including, in particular, the notes, that are denominated or payable in a currency other than an investor’s home currency. You should consult your own financial and legal advisors as to the risks involved in an investment in the notes.

USE OF PROCEEDS
We anticipate that the net proceeds to us from the sale of the notes, after deducting the underwriting discount and estimated offering expenses payable by us, will be approximately €      million. We intend to use the net proceeds from this offering and the USD Notes Offering to repay borrowings under our U.S. commercial paper program and for other general corporate purposes. The maturities of the short-term unsecured commercial paper notes under the U.S. commercial paper program (the “USCP Notes”) vary, but may not exceed 397 days from the date of issue. The USCP Notes are sold under customary terms in the commercial paper market and may be issued at par or a discount therefrom, and bear varying interest rates on a fixed or floating basis. The maximum aggregate principal amount outstanding of USCP Notes at any time is $3,000.0 million. As of March 31, 2025, the amount of USCP Notes outstanding was $638.9 million, with a weighted average interest rate of 4.57%. As of December 31, 2024, there were no USCP Notes outstanding.
Certain of the underwriters and/or their affiliates may hold a portion of the USCP Notes and as a result, may receive a portion of the proceeds from this offering. See “Underwriting.”
The completion of the USD Notes Offering is not conditioned on the consummation of this offering. We cannot assure you that the USD Notes Offering will be completed on the terms described herein, or at all. This prospectus supplement is not an offer to sell or a solicitation of an offer to buy any USD Notes being offered in the USD Notes Offering. See “Summary — Recent Developments — USD Notes Offering.”

CAPITALIZATION
The following table sets forth our cash and cash equivalents and consolidated capitalization as of March 31, 2025 on a historical basis and on an as adjusted basis to give effect to the sale of the €       million aggregate principal amount of notes offered hereby, the USD Notes Offering and the application of the estimated net proceeds from the notes offered hereby and the USD Notes Offering, after deducting the underwriting discount and estimated offering expenses payable by us, as if this offering and the application of net proceeds from this offering and the USD Notes Offering had occurred on March 31, 2025. Net proceeds from the notes offered hereby and the USD Notes Offering in excess of the amounts applied to repay borrowings under our U.S. commercial paper program are reflected as Cash and cash equivalents in the “As Adjusted” column of the table below. See “Use of Proceeds” in this prospectus supplement.
This table is only a summary and should be read in conjunction with the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and our consolidated financial statements and related notes in each case incorporated by reference in this prospectus supplement and the accompanying prospectus.
	As of March 31, 2025
(In millions)	Historical	As Adjusted
Cash and cash equivalents	$1,657.2	$
Indebtedness:
Short-term borrowings including obligations under capital leases:
4.750% Senior Notes due 2026	349.6		349.6
Other	2.0		2.0
Short-term deferred debt issuance costs	(0.8)		(0.8)
Total short-term borrowings	$350.8		$350.8
Long-term debt including obligations under capital lease:
Revolving credit facility	$—		$—
U.S. Commercial Paper Program	638.9		—
Euro Commercial Paper Program issued by Amphenol Technologies Holding GmbH(a)	—		—
5.050% Senior Notes due 2027	701.9		701.9
5.050% Senior Notes due 2029	449.6		449.6
4.350% Senior Notes due 2029	499.8		499.8
2.800% Senior Notes due 2030	899.7		899.7
2.200% Senior Notes due 2031	748.2		748.2
5.250% Senior Notes due 2034	599.5		599.5
5.000% Senior Notes due 2035	746.4		746.4
5.375% Senior Notes due 2054	492.3		492.3
0.750% Euro Senior Notes due 2026 of Amphenol Technologies Holding GmbH(a)	538.6		538.6
2.000% Euro Senior Notes due 2028 of Amphenol Technologies Holding GmbH(a)	539.1		539.1
% Senior Notes due 20 offered hereby(a)	—
USD Notes	—		749.3
Other	0.9		0.9
Long-term deferred debt issuance costs	(38.8)
Total long-term debt	$6,816.1	$
Total indebtedness	$7,166.9	$
Total equity	$10,363.1		$10,363.1
Total capitalization	$17,530.0	$

(a)
Based on the closing exchange rate as reported by Bloomberg of U.S. $1.0791 = €1.00 as of March 31, 2025.

DESCRIPTION OF THE NOTES
The following description of the notes should be read together with the description set forth in the accompanying prospectus under the heading “Description of Senior Debt Securities.” In the event that information in this prospectus supplement is inconsistent with information in the accompanying prospectus, you should rely on this prospectus supplement.
The description of the notes in this prospectus supplement and the accompanying prospectus is only a summary and is intended to be a useful overview of the material provisions of the notes and the indenture, but is not intended to be comprehensive. Since this description of the notes is only a summary, you should refer to the indenture for a complete description of our obligations and your rights thereunder. We have filed a copy of the indenture as an exhibit to the registration statement of which the accompanying prospectus is a part.
The notes are a series of “senior debt securities” as described in the accompanying prospectus. We will issue the notes under an indenture, dated as of March 16, 2023 (as such indenture has been and may be amended from time to time, the “indenture”), between us and U.S. Bank Trust Company, National Association, as trustee. The terms of the notes include those expressly set forth in the indenture and those made part of the indenture by referencing the Trust Indenture Act of 1939, as amended.
We may, without notice to, or the consent of, the registered holders of the notes, issue an unlimited principal amount of additional notes having identical terms and conditions as the notes, other than, in each case, the issue date, issue price and, in some cases, the first interest payment date. We will only be permitted to issue such additional notes if, at the time of such issuance, we are in compliance with the covenants contained in the indenture. Any additional notes will be part of the same issue as the notes offered hereby and will vote on all matters with the holders of the notes, provided that if such additional notes are not fungible for U.S. federal income tax purposes with the notes offered hereby, such additional notes will be issued with a separate CUSIP, ISIN, Common Code and/or any other identifying number, and provided further that in the case of any notes represented by global notes, for so long as may be required by the United States Securities Act of 1933, as amended (the “Securities Act”), or the procedures of the common depositary, the Euroclear System (“Euroclear”) or Clearstream Banking, S.A. (“Clearstream”) (or a successor or clearing system), such additional notes will be represented by one or more separate global notes in accordance with the terms of the indenture and subject to applicable transfer or other restrictions.
When we refer to “we,” “us” or “our” in this section, we refer only to Amphenol Corporation, the issuer of the notes, and not to its subsidiaries. Unless otherwise defined in this section below, capitalized terms used in this “Description of the Notes” section are defined under “Description of Senior Debt Securities — Definitions” in the accompanying prospectus.
General
The notes will be initially limited to €         aggregate principal amount in this offering; however, we may issue additional notes at a later time that will be part of the same issue as the series of notes offered hereby as described above. The notes will be issued only in fully registered form, without coupons, in minimum denominations of €100,000 and integral multiples of €1,000 in excess thereof. The notes will be represented by one or more global securities deposited with, or on behalf of, a common depositary for Euroclear and Clearstream (the “global notes”). See “Provisions Relating to the Notes While Represented by the Global Notes.”
The notes will mature on         , 20    unless earlier redeemed by us, and upon surrender will be repaid at 100% of the principal amount thereof. Principal of and premium, if any, and interest on the notes are payable to the registered holder in euros in immediately available funds.
The notes will bear interest at the rate of       % per annum, from          , 2025, or from the most recent interest payment date on which interest has been paid or provided for. Interest on the notes will be computed on the basis of the actual number of days in the period for which interest is being calculated and the actual number of days from and including the last date on which interest was paid on the notes (or       , 2025 if no interest has been paid on the notes), to but excluding the next scheduled interest payment date. This payment convention is referred to as Actual/Actual (ICMA) as defined in the rulebook of the International Capital Market Association. If any date on which interest, principal or premium is payable on the notes is not a Business Day, then payment of such amounts payable on such date will be made on the next succeeding day that is a Business Day (and, except as provided under “— Payment of Additional Amounts,” without any interest or other payment in respect of any such delay) with the same force and effect as if made on such interest payment date or maturity date, as the case may be.
Interest on the notes will be payable annually on        of each year (each such date is referred to as an “interest payment date”), beginning on        , 2025, until the principal amount has been paid or made available for payment, to holders of notes at the close of business on the day that is one Business Day immediately preceding the applicable interest payment date (each such date is referred to as an “interest record date”). A “Business Day” shall mean any day other than a Saturday or Sunday on which commercial banks and foreign exchange markets are open for business in New York and London and which is a day on which the Trans-European Automated Real-Time Gross Settlement Express Transfer System (TARGET2) is operating.
Payments on the notes will be made through the principal paying agent (as defined herein under the heading “— Paying Agent and Registrar”). Payments on the notes will be made at the specified office or agency of the principal paying agent. We may also choose to pay interest by mailing checks or making wire transfers. We may also arrange for additional paying agent offices and may change these offices.
Issuance in Euro; Payment on the Notes
Initial holders will be required to pay for the notes in euro, and all payments of interest and principal, including payments made upon any redemption of the notes and any payment of additional amounts (as described herein under the heading “— Payment of Additional Amounts”), will be payable in euro. However, if, on or after the date of this prospectus supplement, the euro is unavailable to us due to the imposition of exchange controls or other circumstances beyond our control or if the euro is no longer being used by the then member states of the European Monetary Union that have adopted the euro as their currency or for the settlement of transactions by public institutions of or within the international banking community, then all payments in respect of the notes will be made in U.S. dollars until the euro is again available to us or so used. The amount payable on any date in euro will be converted into U.S. dollars at the rate mandated by the U.S. Federal Reserve Board as of the close of business on the second Business Day prior to the relevant payment date or, in the event the U.S. Federal Reserve Board has not mandated a rate of conversion, on the basis of the most recent euro/U.S. dollar exchange rate available on or prior to the second business day prior to the relevant payment date, as reported by Bloomberg. Any payment in respect of the notes so made in U.S. dollars will not constitute an event of default under the notes or the indenture governing the notes. Neither the trustee nor the principal paying agent shall have any responsibility for determining or verifying any calculation or conversion in connection with the foregoing.
Investors will be subject to foreign exchange risks as to payments of principal and interest that may have important economic and tax consequences to them. See “Risk Factors” in this prospectus supplement. As of            , 2025, the euro/U.S.$ exchange rate was €1.00 = U.S.$     , as reported by Bloomberg.
Paying Agent and Registrar
U.S. Bank Europe DAC, UK Branch, will initially act as principal paying agent for the notes (the “principal paying agent”). U.S. Bank Trust Company, National Association, will initially act as transfer agent and security registrar for the notes. Upon notice to the trustee, we may change any paying agent or security registrar, and we or any of our subsidiaries may act as paying agent or security registrar.
Optional Redemption
Prior to the Par Call Date (as defined below), we may redeem the notes at our option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:
(1)   (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the notes matured on the Par Call Date)

on an annual (ACTUAL/ACTUAL (ICMA)) basis at a rate equal to the comparable government bond rate (as defined below), plus        basis points, less (b) interest accrued to the date of redemption, and
(2)   100% of the principal amount of the notes to be redeemed,
plus, in either case, accrued and unpaid interest thereon to the redemption date.
On or after the Par Call Date, we may redeem the notes, at our option, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the notes being redeemed plus accrued and unpaid interest thereon to the redemption date.
For purposes of this “— Optional Redemption” section, the following terms have the following meanings:
“Par Call Date” means                 , 20      (       months prior to the maturity date).
“comparable government bond” means, with respect to the notes to be redeemed prior to the applicable Par Call Date in relation to any comparable government bond rate calculation, at the discretion of an independent investment banking institution of international standing selected by us (an “independent investment banker”), a bond that is a direct obligation of the Federal Republic of Germany (a “German government bond”) whose maturity is closest to the Par Call Date of the notes to be redeemed, or if such independent investment banker in its discretion determines that such similar bond is not in issue, such other German government bond as such independent investment banker may, with the advice of three brokers of, and/or market makers in, German government bonds selected by us, determine to be appropriate for determining the comparable government bond rate.
“comparable government bond rate” means the yield (rounded to three decimal places, with 0.0005 being rounded upwards) of the comparable government bond on the third Business Day prior to the date fixed for redemption, calculated on the basis of the middle market price of such comparable government bond prevailing at 11:00 a.m. (London time) on such Business Day as determined by an independent investment banker selected by us and calculated in accordance with generally accepted market practice at the time.
Our actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error.
We will publish a notice of redemption of the notes described above in accordance with the provisions described under “— Notices.” If fewer than all of the notes are to be redeemed at any time, the principal paying agent will select the notes to be redeemed in accordance with the rules of the principal securities exchange, if any, on which the notes are listed at such time or, if the notes are not listed on a securities exchange, in accordance with the rules of Euroclear or Clearstream, or absent any such rules, pro rata, by lot; provided, however, that no such partial redemption shall reduce the portion of the principal amount of a note not redeemed to less than €100,000. The principal paying agent shall not be liable for any selections made by it in accordance with this paragraph.
Notice of any redemption will be mailed or electronically delivered (or otherwise transmitted in accordance with the depositary’s procedures) at least 10 days but not more than 60 days before the redemption date to each holder of notes to be redeemed.
Unless we default in payment of the redemption price, on and after the redemption date interest will cease to accrue on the notes or portions thereof called for redemption.
Except as described above, the notes will not be redeemable by us prior to maturity and will not be entitled to the benefit of any sinking fund.
We may acquire notes by means other than a redemption, whether by tender offer, open market purchases, negotiated transactions or otherwise, in accordance with applicable securities laws, so long as such acquisition does not otherwise violate the terms of the indenture.
The trustee shall not be responsible for performing or verifying any calculations or selections required in connection with a redemption.

Redemption Upon Changes in Withholding Taxes
If (a) as a result of any change in, or amendment to, the laws (or any regulations or rulings promulgated thereunder) of the United States (or any political subdivision or taxing authority thereof or therein having power to tax) (a “Relevant Taxing Jurisdiction”), or any change in, or amendment to, the official position regarding the application or interpretation of such laws, regulations or rulings (including by virtue of a holding, judgment or order by a court of competent jurisdiction or a change in published administrative practice), which change or amendment becomes effective on or after the date of this prospectus supplement, we become or will become obligated to pay additional amounts as described herein under the heading “—Payment of Additional Amounts” or (b) any act is taken by a Relevant Taxing Jurisdiction on or after the date of this prospectus supplement, whether or not such act is taken with respect to us or any affiliate, that results in a substantial probability that we will be required to pay such additional amounts, then we may, at our option, redeem the notes, as a whole but not in part, upon not less than 15 days’ nor more than 60 days’ published notice in accordance with “— Notices” below, at 100% of their principal amount, together with interest accrued thereon to, but not including, the date fixed for redemption; provided that we determine, in our business judgment, that the obligation to pay such additional amounts cannot be avoided by the use of reasonable measures available to us (which does not include substitution of the obligor under the notes). No redemption pursuant to (a) or (b) above may be made unless we have received an opinion of independent counsel to the effect that as a result of such change or amendment we will, or that an act taken by a Relevant Taxing Jurisdiction has resulted in a substantial probability that we will, be required to pay the additional amounts described herein under the heading “— Payment of Additional Amounts,” and we shall have delivered to the trustee an officers’ certificate, signed by a duly authorized officer, stating that based on such opinion we are entitled to redeem the notes pursuant to their terms.
Notice of Redemption
We will publish a notice of any redemption of any notes described above in accordance with the provisions described under “— Notices.” If fewer than all of the notes are to be redeemed at any time, the principal paying agent will select the notes to be redeemed in accordance with the rules of the principal securities exchange, if any, on which the notes are listed at such time or, if the notes are not listed on a securities exchange, in accordance with the rules of Euroclear or Clearstream, or absent any such rules, pro rata, by lot; provided, however, that no such partial redemption shall reduce the portion of the principal amount of a note not redeemed to less than €100,000. The principal paying agent shall not be liable for any selections made by it in accordance with this paragraph.
Payment of Additional Amounts
All payments of principal, premium, if any, and interest on the notes will be made free and clear of and without withholding or deduction for or on account of any present or future tax, assessment or other governmental charge (collectively, “Taxes”) imposed by any Relevant Taxing Jurisdiction, unless the withholding of such Taxes is required by law or the official interpretation or administration thereof. In the event such withholding is required by law or the official interpretation or administration thereof, we will, subject to the exceptions and limitations set forth below, pay such additional amounts as are necessary in order that the net payment of the principal of, premium, if any, and interest on the notes to a beneficial owner of the notes who is not a U.S. person (as defined below), after the withholding of such Taxes (including any withholding on the payment of such additional amounts), will not be less than the amount provided in such notes to be then due and payable; provided, however, that the foregoing obligation to pay additional amounts shall not apply:
(1)
to any Taxes that are imposed or withheld solely by reason of the holder or beneficial owner of the notes, or a fiduciary, settlor, beneficiary, member or shareholder of the holder if the holder is an estate, trust, partnership or corporation, or a person holding a power over an estate or trust administered by a fiduciary holder, being considered as:

(a)
being or having been present or engaged in a trade or business in the United States or having or having had a permanent establishment in the United States;

(b)
having a current or former relationship with the United States, including a relationship as a citizen or resident thereof (other than such relationship arising solely from the ownership of the notes or the receipt of payments under the notes);

(c)
being or having been a foreign or domestic personal holding company, a passive foreign investment company or a controlled foreign corporation with respect to the United States or a corporation that has accumulated earnings to avoid U.S. federal income tax;

(d)
being or having been a “10-percent shareholder” of the obligor under the notes within the meaning of section 871(h)(3) of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), or any successor provision;

(e)
being or having been a controlled foreign corporation that is related to the obligor under the notes within the meaning of Section 864(d)(4) of the Code or any successor provision; or

(f)
being or having been a bank receiving interest described in Section 881(c)(3)(A) of the Code or any successor provision;

(2)
to any beneficial owner of the notes that is a fiduciary or partnership or is not the sole beneficial owner of the notes, but only to the extent that a beneficiary or settlor with respect to the fiduciary, a member of the partnership or such beneficial owner would not have been entitled to the payment of additional amounts had the beneficiary, settlor, member or beneficial owner received directly its beneficial or distributive share of the payment;

(3)
to any Taxes that are imposed or withheld solely by reason of the failure of the holder or beneficial owner of the notes to (a) comply with certification, identification or information reporting requirements concerning the nationality, residence, identity or connection with a Relevant Taxing Jurisdiction of the holder or beneficial owner of the notes, if compliance is required by statute or by regulation of the Relevant Taxing Jurisdiction as a precondition to relief or exemption from such Taxes (including the submission of an applicable U.S. Internal Revenue Service (“IRS”) Form W-8 (with any required attachments)) or (b) comply with any informational gathering and reporting requirements or to take any similar action, in each case, that are required to obtain the maximum available exemption from withholding by a Relevant Taxing Jurisdiction that is available to payments received by or on behalf of the holder or beneficial owner;

(4)
to any Taxes that are imposed otherwise than by withholding from the payment;

(5)
to any Taxes that are imposed or withheld solely by reason of a change in law, regulation, or administrative or judicial interpretation that becomes effective more than 15 days after the payment becomes due or is duly provided for, whichever occurs later;

(6)
to any estate, inheritance, gift, sales, excise, transfer, wealth or personal property tax or a similar tax, assessment or governmental charge;

(7)
to any Taxes required to be withheld by any paying agent from any payment of principal of, premium, if any, or interest on any note, if such payment can be made without such withholding by any other paying agent;

(8)
to any Taxes that are imposed or levied by reason of the presentation (where presentation is required in order to receive payment) of such notes for payment on a date more than 30 days after the date on which such payment became due and payable, except to the extent that the holder or beneficial owner thereof would have been entitled to additional amounts had the notes been presented for payment on any date during such 30 day period;

(9)
to any Taxes that are imposed or withheld pursuant to Sections 1471 through 1474 of the Code, as of the issue date of the notes (or any amended or successor version of such Sections), any U.S. Treasury Regulations promulgated thereunder, any official interpretations thereof, any similar law or regulation adopted pursuant to an intergovernmental agreement between a non-U.S.

jurisdiction and the United States with respect to the foregoing or any agreements entered into pursuant to Section 1471(b)(1) of the Code; or
(10)
in the case of any combination of any items (1) through (9).

The notes are subject in all cases to any tax, fiscal or other law or regulation or administrative or judicial interpretation applicable thereto. Except as specifically provided under this heading “— Payment of Additional Amounts,” we shall not be required to make any payment with respect to any tax, assessment or governmental charge imposed by any government or a political subdivision or taxing authority thereof or therein. As used under this heading “— Payment of Additional Amounts,” the term “U.S. person” means any individual who is a citizen or resident of the United States for U.S. federal income tax purposes, a corporation, partnership or other entity created or organized in or under the laws of the United States, any state of the United States or the District of Columbia (other than a partnership that is not treated as a United States person under any applicable Treasury Regulations), or any estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.
Each holder entitled to any such additional amounts shall cooperate with us and the trustee in providing any information or documentation reasonably requested by us or the trustee to confirm the identity and/or tax status of such holder and any affected beneficial owner (to the extent necessary to establish such holder’s entitlement to such additional amounts) and to assist us or the trustee in determining the applicable withholding tax rate and the amount of such additional amounts payable in respect thereof.
Ranking
The notes will be senior unsecured and unsubordinated indebtedness and will rank equally with all of our existing and future senior unsecured and unsubordinated indebtedness, including the USD Notes, the 4.750% 2026 Notes, the 5.050% 2027 Notes, the 5.050% 2029 Notes, the 4.350% 2029 Notes, the 2.800% 2030 Notes, the 2.200% 2031 Notes, the 5.250% 2034 Notes, the 5.000% 2035 Notes, the 5.375% 2054 Notes and the indebtedness evidenced by our guarantee of the 2026 Euro Notes and the 2028 Euro Notes issued by our subsidiary, Amphenol Technologies Holding GmbH, and any borrowings under our revolving credit facility. However, the notes are structurally subordinated to the indebtedness of our subsidiaries and effectively subordinated to any future secured indebtedness to the extent of the value of the assets securing such indebtedness.
As of March 31, 2025, on a pro forma as adjusted basis after giving effect to this offering, the USD Notes Offering and the application of the net proceeds from this offering and the USD Notes Offering as more fully described in “Use of Proceeds” in this prospectus supplement:
•
we would have had approximately $         billion of unsecured and unsubordinated indebtedness (including the notes, the USD Notes, the 4.750% 2026 Notes, the 5.050% 2027 Notes, the 5.050% 2029 Notes, the 4.350% 2029 Notes, the 2.800% 2030 Notes, the 2.200% 2031 Notes, the 5.250% 2034 Notes, the 5.000% 2035 Notes and the 5.375% 2054 Notes and our guarantee of the 2026 Euro Notes and the 2028 Euro Notes issued by our subsidiary, Amphenol Technologies Holding GmbH);

•
we would have no secured indebtedness to which the notes would have been effectively subordinated; and

•
our subsidiaries (other than Amphenol Technologies Holding GmbH, the issuer of the 2026 Euro Notes and the 2028 Euro Notes, which are guaranteed by us) would have had approximately $33.4 million of indebtedness to which the notes would have been effectively subordinated.

The notes will be structurally subordinated to any indebtedness of our subsidiaries. The 2026 Euro Notes and the 2028 Euro Notes, which are guaranteed by us, constitute our general senior unsecured obligations and rank equally in right of payment with our existing and future unsecured and unsubordinated indebtedness, including the notes offered hereby. Our subsidiaries are separate and distinct legal entities, and none of our subsidiaries will guarantee the notes or otherwise have any obligations to make payments in respect of the notes. As a result, claims of holders of the notes will be effectively subordinated to the indebtedness and other liabilities of our subsidiaries. In the event of any bankruptcy, liquidation, dissolution or similar proceeding involving one of our subsidiaries, any of our rights or the rights of the holders of the notes to participate in the assets of that subsidiary will be effectively subordinated to the claims of creditors of that subsidiary, and following payment by that subsidiary of its liabilities, the subsidiary may not have sufficient assets remaining to make payments to us as a shareholder or otherwise. In addition, certain of our subsidiaries are guarantors under our revolving credit facility. Accordingly, the notes will be structurally subordinated to such subsidiaries’ obligations to guarantee our indebtedness under our revolving credit facility.
We are obligated to pay compensation to the trustee and to indemnify the trustee against certain losses, liabilities and expenses incurred by the trustee in connection with its duties relating to the notes. The trustee’s claims for these payments will generally be senior to those of holders of the notes in respect of all funds collected or held by the trustee.
Change of Control
If a Change of Control Repurchase Event occurs, unless we have exercised our right to redeem all of the notes as described under “— Optional Redemption” above, each holder will have the right to require us to repurchase all or any part (equal to €100,000 and integral multiples of €1,000 in excess thereof) of such holder’s notes pursuant to the offer described below (the “Change of Control Offer”), at a purchase price in cash equal to 101% of the principal amount of the notes, plus accrued and unpaid interest, if any, to, but not including, the date of repurchase (subject to the right of holders of record on the relevant interest record date to receive interest due on the relevant interest payment date).
Within 30 days following any Change of Control Repurchase Event, or at our option, prior to any Change of Control but after the public announcement of the pending Change of Control, we will send, by first class mail, a notice to each holder, with a copy to the trustee, which notice will govern the terms of the Change of Control Offer, stating:
(i)   that such Change of Control Repurchase Event has occurred or is pending and that such holder has the right to require us to repurchase such holder’s notes at a purchase price in cash equal to 101% of the principal amount of the notes, plus accrued and unpaid interest, if any, to, but not including, the date of repurchase (subject to the right of holders of record on the relevant interest record date to receive interest due on the relevant interest payment date) (the “Change of Control Payment”);
(ii)   if such notice is mailed prior to the date of consummation of the Change of Control, that the Change of Control Offer is conditioned on the Change of Control being consummated on or prior to the Change of Control Payment Date;
(iii)   the date of repurchase (which shall be no earlier than 30 days nor later than 60 days from the date the Change of Control Offer is mailed) (the “Change of Control Payment Date”); and
(iv)   the procedures determined by us, consistent with the indenture, that a holder must follow in order to have its notes repurchased.
On the Change of Control Payment Date, we will, to the extent lawful:
(a)   accept for payment all notes or portions of notes (equal to €100,000 and integral multiples of €1,000 in excess thereof) properly tendered pursuant to the Change of Control Offer;
(b)   deposit with the paying agent an amount equal to the Change of Control Payment in respect of all notes or portions of notes so tendered; and
(c)   deliver or cause to be delivered to the trustee the notes so accepted together with an officers’ certificate stating the aggregate principal amount of notes or portions of notes being repurchased by us and, to the extent applicable, an executed new note or notes evidencing any unpurchased portion of any note or notes surrendered for which the trustee shall authenticate and deliver a new note or notes as provided below.
The trustee will as promptly as practicable mail, or cause the paying agent to promptly mail, to each holder of notes so tendered, the Change of Control Payment for such notes, and the trustee will as promptly as practicable authenticate and mail (or cause to be transferred by book entry) to each holder a new note equal in principal amount to any unpurchased portion of the notes surrendered, if any, provided that each such new note will be in a principal amount of €100,000 and integral multiples of €1,000 in excess thereof.
If the Change of Control Payment Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest, if any, will be paid to the person in whose name a note is registered at the close of business on such interest record date, and no additional interest will be payable to holders who tender pursuant to the Change of Control Offer.
Except as described above with respect to a Change of Control Repurchase Event, the indenture does not contain provisions that permit the holders to require us to repurchase or redeem the notes in the event of a takeover, recapitalization or similar transaction.
We will not be required to make the Change of Control Offer upon a Change of Control Repurchase Event if a third party makes an offer in the manner, at the times and otherwise in compliance with the requirements set forth in the indenture applicable to the Change of Control Offer made by us and repurchases all notes validly tendered and not withdrawn under such offer.
We will comply, to the extent applicable, with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws or regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the notes as a result of a Change of Control Repurchase Event. To the extent that the provisions of any such securities laws or regulations conflict with the Change of Control Offer provisions of the notes, we will comply with those securities laws and regulations and will not be deemed to have breached our obligations under the Change of Control Offer provisions of the notes by virtue of any such conflict.
Our ability to repurchase notes pursuant to the Change of Control Offer may be limited by a number of factors. Certain events that may constitute a change of control under our other senior indebtedness and indebtedness of our subsidiaries and cause a default under the agreements related to such indebtedness may not constitute a Change of Control Repurchase Event under the indenture. Our revolving credit facility provides that the occurrence of certain change of control events would constitute a default thereunder. Future indebtedness of ours and our subsidiaries may also contain prohibitions of certain events that would constitute a Change of Control Repurchase Event or require such indebtedness to be repurchased upon a Change of Control Repurchase Event. Moreover, any exercise by the holders of our outstanding senior notes of their right to require us to repurchase their notes could cause a default under such indebtedness, even if a Change of Control Repurchase Event itself does not, due to the financial effect of such repurchases on us. Finally, our ability to pay cash to the holders upon a repurchase may be limited by our then existing financial resources. We cannot assure you that sufficient funds will be available when necessary to make any required repurchases. See “Risk Factors — We may not be able to repurchase the notes upon a Change of Control Repurchase Event.”
Even if sufficient funds were otherwise available, the terms of our future indebtedness may prohibit our prepayment of the notes before their scheduled maturity. Consequently, if we are not able to prepay our senior indebtedness and any such other indebtedness containing similar restrictions or obtain requisite consents, we will not be able to fulfill our repurchase obligations if holders of notes exercise their repurchase rights following a Change of Control Repurchase Event, resulting in a default under the indenture. A default under the indenture will result in a cross-default under our other senior indebtedness, including under our revolving credit facility.
The Change of Control Repurchase Event provisions described above may deter certain mergers, tender offers and other takeover attempts involving us by increasing the capital required to effectuate such transactions. The definition of “Change of Control” below includes a disposition of all or substantially all of our property and assets and our subsidiaries taken as a whole to any person. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve a disposition of “all or substantially all” of the property or assets of a person. As a result, it may be unclear as to whether or not a Change of Control, and thus a Change of Control Repurchase Event, has occurred and whether or not a holder of notes may require us to make an offer to repurchase the notes as described above. The provisions under the indenture relative to our obligation to make an offer to repurchase the notes as a result of a Change of Control Repurchase Event may be waived or modified with the written consent of the holders of a majority in principal amount of the outstanding notes.
For purposes of this “— Change of Control” section, the following terms have the following meanings:
“Change of Control” means:
(a)   the consummation of any transaction (including without limitation, any merger or consolidation) the result of which is that any “person” (as such term is used in Sections 13(d)(3) of the Exchange Act) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that such person shall be deemed to have “beneficial ownership” of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total voting power of our Voting Stock (or our successor by merger, consolidation or purchase of all or substantially all of our assets) (for the purposes of this clause, such person shall be deemed to beneficially own any of our Voting Stock held by a parent entity, if such person “beneficially owns” (as defined above), directly or indirectly, more than a majority of the voting power of the Voting Stock of such parent entity); or
(b)   we consolidate with, or merge with or into, any person, or any person consolidates with, or merges with or into, us, in any such event pursuant to a transaction in which any of our outstanding Voting Stock or outstanding Voting Stock of such other person is converted into or exchanged for cash, securities or other property, other than any such transaction where the shares of our Voting Stock outstanding immediately prior to such transaction constitute, or are converted into or exchanged for, a majority of the Voting Stock of the surviving person immediately after giving effect to such transaction; or
(c)   the first day on which a majority of the members of our board of directors are not Continuing Directors; or
(d)   the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of our assets and the assets of the subsidiaries taken as a whole to any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than to us or one of our subsidiaries; or
(e)   the adoption by our stockholders of a plan or proposal for our liquidation or dissolution.
Notwithstanding the foregoing, a transaction will not be considered to be a Change of Control if (a) we become a direct or indirect wholly owned subsidiary of a holding company and (b) immediately following that transaction, (1) the direct or indirect holders of the Voting Stock of the holding company are substantially the same as the holders of our Voting Stock immediately prior to that transaction or (2) no person or group is the beneficial owner, directly or indirectly, of more than a majority of the total voting power of the Voting Stock of the holding company.
“Change of Control Repurchase Event” means the occurrence of both a Change of Control and a Rating Decline with respect to such Change of Control. Notwithstanding anything in this “— Change of Control” section, no Change of Control Repurchase Event will be deemed to have occurred in connection with any particular Change of Control unless and until such Change of Control has actually been consummated.
“Continuing Directors” means, as of any date of determination, any member of our board of directors who (a) was a member of our board of directors on the date of issuance of the notes or (b) was nominated for election or elected to our board of directors with the approval of a majority of the Continuing Directors who were members of our board of directors at the time of such nomination or election.
“Investment Grade” means BBB− or higher by S&P and Baa3 or higher by Moody’s, or the equivalent of such ratings by S&P or Moody’s or, if either S&P or Moody’s shall not make a rating on the notes publicly available, another Rating Agency.

“Moody’s” means Moody’s Investors Service Inc. and its successors.
“Rating Agency” means each of S&P and Moody’s or, to the extent S&P or Moody’s or both do not make a rating on the notes publicly available, a “nationally recognized statistical rating organization” (within the meaning of Section 3(a)(62) under the Exchange Act) or “organizations,” as the case may be, selected by us (as certified by a resolution of our board of directors), which shall be substituted for S&P or Moody’s, or both, as the case may be.
“Rating Decline” means, with respect to a Change of Control, the notes cease to be rated Investment Grade by each Rating Agency on any date during the period (“Trigger Period”) from the date of the public notice of an arrangement that could result in such Change of Control until 60 days following the consummation of such Change of Control (which Trigger Period will be extended for so long as the rating on the notes is under publicly announced consideration for a possible downgrade by either of the Rating Agencies).
“S&P” means S&P Global Ratings, a division of S&P Global Inc., and its successors.
“Voting Stock” of any specified person as of any date means the capital stock of such person that is at the time entitled to vote generally in the election of the board of directors, managers or trustees, as applicable, of such person.
Reporting
As set forth in the indenture, we will be required, so long as any of the notes are outstanding, to file with the trustee (electronically or in hard copy), within 15 days after we file the same with the SEC, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may from time to time by rules and regulations prescribe) that we may be required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act; or, if we are not required to file information, documents or reports pursuant to either of such Sections, then we will file with the trustee and the SEC, in accordance with the rules and regulations prescribed from time to time by the SEC, such supplementary and periodic information, documents and reports that may be required pursuant to Section 13 of the Exchange Act in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations. We will be deemed to have furnished such information, documents and reports to holders if we have filed such information, documents and reports with the SEC using the EDGAR filing system and such information, documents and reports are publicly available via EDGAR.
Notices
Notices to holders of the notes will be sent to such holders by us or by a designee at our direction. Any notice shall be deemed to have been given on the date of sending. So long as the notes are represented by a global security deposited with U.S. Bank Europe DAC, or any successor thereto, as the common depositary for Clearstream and Euroclear, notices to holders may be given by delivery to Clearstream and Euroclear, and such notices shall be deemed to be given on the date of delivery to Clearstream and Euroclear. At our direction, the trustee will transmit notices to each registered holder’s last known address as it appears in the security register that the trustee maintains. The trustee will only transmit these notices to the registered holder of the notes. You will not receive notices regarding the notes directly from us unless we reissue the notes to you in fully certificated form.
Additional Information
See “Description of Senior Debt Securities” in the accompanying prospectus for additional important information about the notes, including general information about the indenture, amendments and waivers to the indenture and the notes, permissible transfer and exchange of the notes, defeasance, the governing law of the indenture and the notes, the trustee, book-entry delivery and settlement of the notes, as well as a description of additional restrictions and covenants contained in the indenture, and a description of the events of default under the indenture.

PROVISIONS RELATING TO THE NOTES WHILE REPRESENTED BY THE GLOBAL NOTES
General
The notes issued on the closing date will be issued in the form of global notes in fully registered form without coupons representing the aggregate principal amount of the outstanding notes. Each global note will be deposited with, or on behalf of, a common depositary for Euroclear and Clearstream.
Book-entry interests will be limited to persons that have accounts with Euroclear and/or Clearstream, or persons that hold interests through such participants. Euroclear and Clearstream will hold interests in the global notes or depositary interest therein on behalf of their participants through customers’ securities accounts in their respective names on the books of their respective depositaries. Except under the limited circumstances described below, book-entry interests will not be held in certificated notes. Book-entry interests will be shown on, and transfers thereof will be effected only through, records maintained in book-entry form by Euroclear and Clearstream and their participants.
The book-entry interests will not be held in definitive form. Instead, Euroclear and/or Clearstream will credit on their respective book-entry registration and transfer systems a participant’s account with the interest beneficially owned by such participant. Those beneficial interests will be in denominations of €100,000 and integral multiples of €1,000 in excess thereof. The laws of some jurisdictions, including certain states of the United States, may require that certain purchasers of securities take physical delivery of such securities in definitive form. The foregoing limitations may impair the ability to own, transfer or pledge book-entry interests. In addition, while the notes are in global form, owners of interest in the global note will not have notes registered in their names, will not receive physical delivery of notes in certificated form and will not be considered the registered owners or “holders” thereof under the indenture for any purpose.
The information below concerning Euroclear and Clearstream has been derived from information obtained from Euroclear and Clearstream and other sources. Those clearing systems could change their rules and procedures at any time. Neither Amphenol nor the managers make any representation or warranty regarding the accuracy or completeness thereof.
Certificated notes
Under the terms of the indenture, owners of book-entry interests will receive certificated notes in registered form (the “certificated notes”) only in the following circumstances:
(1)   if either Euroclear or Clearstream notifies Amphenol that it is unwilling or unable to continue to act as depositary or that the common depositary with whom any global note is deposited is unwilling or unable to continue to act as common depositary and a successor depositary is not appointed by Amphenol within 90 days;
(2)   in whole, but not in part, at any time if Amphenol in its sole discretion determines that any global note should be exchanged for certificated notes; or
(3)   if the owner of a book-entry interest requests such exchange in writing delivered through either Euroclear or Clearstream following an Event of Default.
Each of Euroclear and Clearstream has advised Amphenol that upon request by an owner of a book-entry interest described in the immediately preceding clause (3), its current procedure is to request that Amphenol issue or cause to be issued notes in certificated form to all owners of book-entry interests.
In such an event, Amphenol will issue certificated notes, registered in the name or names and issued in any approved denominations, requested by or on behalf of Euroclear and/or Clearstream, as applicable (in accordance with their respectively customary procedures and based upon directions received from participants reflecting the beneficial ownership of book-entry interests), and such certificated notes will bear a restrictive legend with respect to certain transfer restrictions, unless that legend is not required by the indenture or applicable law.

To the extent permitted by law, Amphenol, the trustee, the principal paying agent, the transfer agent and the security registrar shall be entitled to treat the registered holder of any global note as the absolute owner thereof. Amphenol will not impose any fees or other charges in respect of the notes; however, holders of the book-entry interests may incur fees normally payable in respect of the maintenance and operation of accounts in Euroclear and/or Clearstream.
So long as the notes are held in global form, the common depositary for Euroclear and/or Clearstream (or its nominee) will be considered the sole holder of global notes for all purposes under the indenture. As such, participants must rely on the procedures of Euroclear and Clearstream and indirect participants must rely on the procedures of the participants through which they own book-entry interests in order to exercise any rights of holders under the indenture.
None of the trustee, the transfer agent, the security registrar, the principal paying agent nor any of their agents will have any responsibility or be liable for any aspect of the records relating to the book-entry interests.
Redemption of Global Note
In the event a global note, or any portion thereof, is redeemed, Euroclear and/or Clearstream, as applicable, will distribute the amount received by them in respect of the global note so redeemed to the holders of the book-entry interests in such global note from the amount received by it in respect of the redemption of such global note. Amphenol understands that under existing practices of Euroclear and Clearstream, if fewer than all of the notes are to be redeemed at any time, Euroclear and Clearstream will credit their respective participants’ accounts on a proportionate basis (with adjustments to prevent fractions) or on such other basis as they deem fair and appropriate; provided, however, that no book-entry interest of less than €1,000 in principal amount may be redeemed in part.
Payments on Global Notes
Payments of any amounts (including principal, premium, interest and additional amounts) owing in respect of the notes will be made by Amphenol in euro at the specified office or agency of the principal paying agent. The principal paying agent will, in turn, make such payments to the common depositary for Euroclear and Clearstream, which will distribute such payments to participants in accordance with its procedures.
Under the terms of the indenture, Amphenol, the trustee, the principal paying agent, the transfer agent and the security registrar will treat the registered holder of the global notes (e.g., the common depositary or its nominee) as the owner thereof for the purpose of receiving payments and for all other purposes. Consequently, none of Amphenol, the trustee, the principal paying agent, the transfer agent, the security registrar nor any of their respective agents has or will have any responsibility or liability for:
(1)
any aspect of the records of Euroclear, Clearstream or any participant or indirect participant relating to or payments made on account of a book-entry interest, for any such payments made by Euroclear, Clearstream or any participant or indirect participants, or for maintaining, supervising or reviewing any of the records of Euroclear, Clearstream or any participant or indirect participant relating to or payments made on account of a book-entry interest; or

(2)
Euroclear, Clearstream or any participant or indirect participant.

Payments by participants to owners of book-entry interests held through participants are the responsibility of such participants, as is now the case with securities held for the accounts of customers registered in “street name.” In order to tender book-entry interests in the change of control offer the holder of the applicable global note must, within the time period specified in such offer, give notice of such tender to the principal paying agent and specify the principal amount of book-entry interests to be tendered.
Action by Owners of Book-Entry Interests
Euroclear and Clearstream have advised Amphenol that they will take any action permitted to be taken by a holder (including the presentation of notes for exchange as described above) only at the direction of one or more participants to whose account the book-entry interests in any global note are credited and only in respect of such portion to the aggregate principal amount of notes as to which such participant or participants has or have given such direction. Euroclear and Clearstream will not exercise any discretion in the granting of consents, waivers or the taking of any other action in respect of such global note. However, if there is an Event of Default under the notes, each of Euroclear and Clearstream reserve the right to exchange the global notes for certificated notes in certificated form, and to distribute such certificated notes to its participants.
Global Clearance and Settlement under the Book-Entry System
Initial Settlement
Book-entry interests owned through Euroclear or Clearstream accounts will follow the settlement procedures applicable to conventional eurobonds in registered form. Book-entry interests will be credited to the securities custody accounts of Euroclear and Clearstream holders on the business day following the settlement date against payment for value on the settlement date. None of the notes may be held through, no trades of the notes will be settled through, and no payments with respect to the notes will be made through, The Depository Trust Company in the United States of America.
Secondary Market Trading
The book-entry interests will trade through participants of Euroclear or Clearstream and will settle in same-day funds. Since the purchaser and seller determine the place of delivery, it is important to establish at the time of trading of any book-entry interests where both the purchaser’s and seller’s accounts are located to ensure that settlement can be made on the desired value date.
You should be aware that investors will only be able to make and receive deliveries, payments and other communications involving the notes through Euroclear and Clearstream on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.
In addition, because of time-zone differences, there may be problems with completing transactions involving Euroclear and Clearstream on the same business day as in the United States. U.S. investors who wish to transfer their interests in the notes, or to make or receive a payment or delivery of the notes, on a particular day, may find that the transactions will not be performed until the next business day in Luxembourg or Brussels, depending on whether Euroclear or Clearstream is used.
Information Concerning Euroclear and Clearstream
We have obtained the information in this section concerning Clearstream and Euroclear, and the book-entry system and procedures from sources that we believe to be reliable, but none of we, the principal paying agent, the transfer agent, the security registrar nor the trustee take responsibility for the accuracy of this information.
Clearstream
Clearstream has advised us that it is incorporated under the laws of Luxembourg and licensed as a bank and professional depositary. Clearstream holds securities for its participating organizations and facilitates the clearance and settlement of securities transactions among its participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical movement of certificates. Clearstream provides to its participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. Clearstream has established an electronic bridge with the Euroclear Operator (as defined herein) to facilitate the settlement of trades between the nominees of Clearstream and Euroclear. As a registered bank in Luxembourg, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector. Clearstream customers are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through, or maintain a custodial relationship with, a Clearstream participant, either directly or indirectly.
Distributions with respect to interests in the notes held beneficially through Clearstream will be credited to cash accounts of Clearstream participants in accordance with its rules and procedures.
Euroclear
Euroclear has advised us that it was created in 1968 to hold securities for its participants and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries. Euroclear is operated by Euroclear Bank S.A./N.V. (the “Euroclear Operator”). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.
Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related operating procedures of Euroclear, and applicable Belgian law (collectively, the “Terms and Conditions”). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear participants, and has no records of or relationship with persons holding through Euroclear participants.
Distributions with respect to the notes held beneficially through Euroclear will be credited to the cash accounts of Euroclear participants in accordance with the Terms and Conditions.
Custody Risks
Investors that acquire, hold and transfer interests in the notes by book-entry through accounts with Euroclear and/or Clearstream or any other securities intermediary are subject to the laws and contractual provisions governing their relationship with their intermediary, as well as the laws and contractual provisions governing the relationship between such an intermediary and each other intermediary, if any, standing between themselves and the individual securities.
Procedures Subject to Change
Although Euroclear and Clearstream have agreed to these procedures in order to facilitate transfers of securities among Euroclear and Clearstream, they are under no obligation to perform or continue to perform these procedures and these procedures may be discontinued and may be changed at any time by either of them.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES
The following discussion is a summary of the material U.S. federal income tax consequences relevant to the purchase, ownership and disposition of the notes issued pursuant to this offering, but does not purport to be a complete analysis of all potential tax effects. The effects of other U.S. federal tax laws, such as estate and gift tax laws, and any applicable state, local or foreign tax laws are not discussed. This discussion is based on the U.S. Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations promulgated thereunder, judicial decisions, and published rulings and administrative pronouncements of the U.S. Internal Revenue Service (the “IRS”), in each case in effect as of the date hereof. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect a holder of the notes. We have not sought and will not seek any rulings from the IRS regarding the matters discussed below. There can be no assurance the IRS or a court will not take a contrary position to that discussed below regarding the tax consequences of the purchase, ownership and disposition of the notes.
This discussion is limited to holders who hold the notes as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment). In addition, this discussion is limited to persons purchasing the notes for cash at original issue and at their original “issue price” within the meaning of Section 1273 of the Code (i.e., the first price at which a substantial amount of the notes is sold to the public for cash).
This discussion does not address all U.S. federal income tax consequences relevant to a holder’s particular circumstances, including the impact of the Medicare contribution tax on net investment income. In addition, it does not address consequences relevant to holders subject to special rules, including, without limitation:
•
U.S. expatriates and former citizens or long-term residents of the United States;

•
persons subject to any alternative minimum tax;

•
persons subject to special tax accounting rules as a result of any item of gross income with respect to the notes being taken into account in an applicable financial statement;

•
U.S. Holders (as defined below) whose functional currency is not the U.S. dollar;

•
persons holding the notes as part of a hedge, straddle or other risk reduction strategy or as part of a conversion transaction or other integrated investment;

•
banks, insurance companies, and other financial institutions;

•
real estate investment trusts or regulated investment companies;

•
brokers, dealers or traders in securities;

•
“controlled foreign corporations,” “passive foreign investment companies,” and corporations that accumulate earnings to avoid U.S. federal income tax;

•
holders of any of our indebtedness that is repaid or repurchased substantially simultaneously with this offering;

•
S corporations, partnerships or other entities or arrangements treated as partnerships for U.S. federal income tax purposes (and investors therein);

•
tax-exempt organizations or governmental organizations; and

•
persons deemed to sell the notes under the constructive sale provisions of the Code.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds the notes, the tax treatment of a partner in the partnership will depend on the status of the partner, the activities of the partnership and certain determinations made at the partner level. Accordingly, partnerships holding the notes and the partners in such partnerships should consult their tax advisors regarding the U.S. federal income tax consequences to them.

THIS DISCUSSION IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT TAX ADVICE. INVESTORS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE NOTES ARISING UNDER OTHER U.S. FEDERAL TAX LAWS (INCLUDING ESTATE AND GIFT TAX LAWS), UNDER THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE TAX TREATY.
Tax Considerations Applicable to U.S. Holders
Definition of a U.S. Holder
For purposes of this discussion, a “U.S. Holder” is a beneficial owner of a note that, for U.S. federal income tax purposes, is or is treated as:
•
an individual who is a citizen or resident of the United States;

•
a corporation created or organized under the laws of the United States, any state thereof, or the District of Columbia;

•
an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

•
a trust that (1) is subject to the primary supervision of a U.S. court and the control of one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code), or (2) has a valid election in effect to be treated as a United States person for U.S. federal income tax purposes.

Additional Payments
In certain circumstances (see, e.g., “Description of the Notes — Optional Redemption” and “Description of the Notes — Change of Control”), we may be obligated to redeem the notes prior to their scheduled maturity and/or to pay amounts in excess of stated interest or principal on the notes. We intend to take the position that the possibility of such redemption or payments does not result in the notes being treated as contingent payment debt instruments under the applicable Treasury Regulations. Such position is not binding on the IRS. If the IRS successfully challenged this position, and the notes were treated as contingent payment debt instruments, U.S. Holders could be required to accrue interest income at a rate higher than the stated interest rate on the notes, regardless of the holder’s method of accounting, and to treat as ordinary income, rather than capital gain, any gain recognized on a sale, exchange, redemption, retirement or other taxable disposition of a note. Prospective investors should consult their tax advisors regarding the tax consequences if the notes were treated as contingent payment debt instruments. The remainder of this discussion assumes that the notes are not treated as contingent payment debt instruments.
Payments of Interest
Payments of qualified stated interest (“QSI”) on a note generally will be taxable to a U.S. Holder as U.S. source ordinary income at the time such interest is received or accrued, in accordance with such U.S. Holder’s method of tax accounting for U.S. federal income tax purposes. QSI generally means stated interest that is unconditionally payable in cash or in property at least annually at a single fixed rate. Interest on the notes is generally required to be paid annually, subject to deferral in certain circumstances. Although applicable Treasury Regulations provide that interest will not fail to be treated as QSI merely because payment may be deferred if the payment date falls on a Saturday, Sunday or U.S. federal holiday (and additional interest is not payable as a result of such deferral), it is unclear whether interest on the notes will be treated as QSI where such interest is deferred in circumstances not specified in applicable Treasury Regulations (i.e., interest payments on the notes may be deferred if the payment date falls on a day on which banking institutions in London or the TARGET2 system are closed, but such payment date does not fall on a Saturday, Sunday or U.S. federal holiday). Although not free from doubt, we intend to take the position, and this disclosure assumes, that the payments of stated interest under the notes will be treated as QSI. If the payments of stated interest were not treated as QSI, stated interest would be taxable to a U.S. Holder of the notes as the stated interest is accrued, regardless of the U.S. Holder’s method of accounting. U.S. Holders should consult their tax advisors regarding the U.S. federal income tax treatment of payments of stated interest.

A U.S. Holder that uses the cash method of tax accounting and that receives a payment of interest in euro (including a payment attributable to accrued but unpaid interest upon the sale, exchange, redemption, retirement or other taxable disposition of a note) will be required to include in income the U.S. dollar value of the euro-denominated payment received (determined based on the spot rate of exchange on the date the payment is received), regardless of whether the payment is in fact converted to U.S. dollars at that time. A cash basis U.S. Holder will not recognize foreign currency exchange gain or loss on the receipt of interest income, but may recognize exchange gain or loss attributable to the actual disposition of the euro received.
A U.S. Holder that uses the accrual method of tax accounting will, unless an alternative election is made, accrue interest income in euro and translate that amount into U.S. dollars based on the average spot rate of exchange in effect for the accrual period or, with respect to an accrual period that spans two taxable years, at the average spot rate for the partial period within the applicable taxable year. Alternatively, an accrual method U.S. Holder may elect to translate interest income into U.S. dollars at the spot rate on the last day of the accrual period (or the last day of the taxable year in the case of an accrual period that spans two taxable years) or, if the date of receipt is within five business days of the last day of the interest accrual period, the spot rate on the date of receipt. A U.S. Holder that makes this election must apply it consistently to all debt instruments held by the U.S. Holder at the beginning of the first taxable year to which the election applies, and to any debt instruments thereafter acquired, and cannot change the election without the consent of the IRS. A U.S. Holder that uses the accrual method will recognize foreign currency exchange gain or loss with respect to accrued interest income on the date the interest payment (or proceeds from a sale, exchange, redemption, retirement or other taxable disposition attributable to accrued interest) is actually received. The amount of exchange gain or loss recognized will equal the difference, if any, between the U.S. dollar value of the euro payment received (determined based on the spot rate on the date the payment is received) in respect of the accrual period and the U.S. dollar value of the interest income previously included in respect of such payment, regardless of whether the payment is in fact converted to U.S. dollars. This currency exchange gain or loss generally will be treated as U.S. source ordinary income or loss, but will not be treated as interest income or expense, except to the extent provided in Treasury Regulations or administrative pronouncements of the IRS.
Sale or Other Taxable Disposition
A U.S. Holder will recognize U.S. source gain or loss on the sale, exchange, redemption, retirement or other taxable disposition of a note. The amount of such gain or loss will generally equal the difference between the amount received for the note in cash or other property valued at fair market value (less amounts attributable to any accrued but unpaid interest, which will be taxable as interest to the extent not previously included in income) and the U.S. Holder’s adjusted tax basis in the note. A U.S. Holder’s adjusted tax basis in a note generally will be equal to the U.S. dollar value of the euro amount the U.S. Holder paid for the note based on the spot exchange rate on the purchase date. If the note is traded on an established securities market, as the notes are expected to be, a cash basis U.S. Holder (and if it elects, an accrual basis U.S. Holder) will determine the U.S. dollar value of the euro amount paid for the note on the settlement date of the purchase.
The amount realized on the sale, exchange, redemption, retirement or other taxable disposition of a note for an amount in euro will generally be the U.S. dollar value of such euro based on the spot exchange rate on the date the note is disposed of; provided, however, that if the note is traded on an established securities market, as the notes are expected to be, a cash basis U.S. Holder (and if it elects, an accrual basis U.S. Holder) will determine the U.S. dollar value of such euro on the settlement date of the disposition. If an accrual method U.S. Holder makes such election, such election must be applied consistently to all debt instruments held by the U.S. Holder at the beginning of the first taxable year to which the election applies, and to any debt instruments thereafter acquired, and cannot be changed without the consent of the IRS. If a note is not traded on an established securities market (or, if a note is so traded, but a U.S. Holder is an accrual basis U.S. Holder that has not made the settlement date election), a U.S. Holder will recognize currency exchange gain or loss (taxable as U.S. source ordinary income or loss) to the extent that the U.S. dollar value of the euro received (based on the spot exchange rate on the settlement date) differs from the U.S. dollar value of the amount realized.

Except as discussed below with respect to currency exchange gain or loss, any gain or loss will be capital gain or loss, and will be long-term capital gain or loss if the U.S. Holder has held the note for more than one year at the time of sale or other taxable disposition. Otherwise, such gain or loss will be short-term capital gain or loss. Long-term capital gains recognized by certain non-corporate U.S. Holders, including individuals, generally will be taxable at a reduced rate. The deductibility of capital losses is subject to limitations.
Gain or loss realized upon the sale, exchange, redemption, retirement or other taxable disposition of a note that is attributable to fluctuations in foreign currency exchange rates will be U.S. source ordinary income or loss. The amount of such gain or loss in respect of the principal of a note generally will equal the difference between (i) the U.S. dollar value of a U.S. Holder’s purchase price for the note in euro, determined using the spot exchange rate on the date the note is disposed of, and (ii) the U.S. dollar value of a U.S. Holder’s purchase price for the note in euro, determined using the spot exchange rate on the date the U.S. Holder acquired the note (or, in each case, determined on the settlement date if the note is traded on an established securities market, as the notes are expected to be, and the U.S. Holder is either a cash basis or an electing accrual basis holder). The exchange gain or loss (with respect to both principal and accrued interest) will be recognized only to the extent of the total gain or loss realized by a U.S. Holder on the sale, exchange, redemption, retirement or other taxable disposition of the note.
Tax Return Disclosure Requirements
A U.S. Holder that participates in a “reportable transaction” will be required to disclose its participation to the IRS. Under the relevant rules, a U.S. Holder may be required to treat a foreign currency exchange loss from the notes as a reportable transaction if this loss meets or exceeds the relevant threshold in the applicable Treasury Regulations, and to disclose its investment by filing IRS Form 8886 with the IRS. U.S. Holders should consult their tax advisors regarding the application of these rules.
Information Reporting and Backup Withholding
A U.S. Holder may be subject to information reporting and backup withholding when such holder receives payments on a note or receives proceeds from the sale or other taxable disposition of a note (including a redemption or retirement of a note). Certain U.S. Holders are exempt from backup withholding, including corporations and certain tax-exempt organizations. A U.S. Holder will generally be subject to backup withholding if such holder is not otherwise exempt and:
•
the holder fails to furnish the holder’s taxpayer identification number, which for an individual is ordinarily his or her social security number;

•
the holder furnishes an incorrect taxpayer identification number;

•
the applicable withholding agent is notified by the IRS that the holder previously failed to properly report payments of interest or dividends; or

•
the holder fails to certify under penalties of perjury that the holder has furnished a correct taxpayer identification number and that the IRS has not notified the holder that the holder is subject to backup withholding.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a U.S. Holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS. U.S. Holders should consult their tax advisors regarding their qualification for an exemption from backup withholding and the procedures for obtaining such an exemption.

Tax Considerations Applicable to Non-U.S. Holders
Definition of a Non-U.S. Holder
For purposes of this discussion, a “Non-U.S. Holder” is a beneficial owner of a note that is neither a U.S. Holder nor an entity or arrangement treated as a partnership for U.S. federal income tax purposes.
Payments of Interest
Subject to the discussions below on backup withholding and FATCA withholding, interest paid on a note to a Non-U.S. Holder (including any additional amounts paid in respect of withholding taxes and without reduction for any amounts withheld) that is not effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States generally will not be subject to U.S. federal income tax or withholding tax, provided that:
•
the Non-U.S. Holder does not, actually or constructively, own 10% or more of the total combined voting power of all classes of our voting stock;

•
the Non-U.S. Holder is not a controlled foreign corporation related to us through actual or constructive stock ownership; and

•
either (1) the Non-U.S. Holder certifies in a statement provided to the applicable withholding agent under penalties of perjury, on IRS Form W-8BEN or W-8BEN-E, as applicable, that it is not a United States person and provides its name and address; (2) a securities clearing organization, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business and holds the note on behalf of the Non-U.S. Holder certifies to the applicable withholding agent under penalties of perjury that it, or the financial institution between it and the Non-U.S. Holder, has received from the Non-U.S. Holder a statement under penalties of perjury, on IRS Form W-8BEN or W-8BEN-E, as applicable, that such holder is not a United States person and provides a copy of such statement to the applicable withholding agent; or (3) the Non-U.S. Holder holds its note directly through a “qualified intermediary” (within the meaning of applicable Treasury Regulations) and certain conditions are satisfied.

If a Non-U.S. Holder does not satisfy the requirements above, interest paid on a note to such Non-U.S. Holder generally will be subject to a 30% U.S. federal withholding tax. However, such Non-U.S. Holder may be entitled to a reduction in or an exemption from withholding on such interest as a result of an applicable tax treaty. To claim such entitlement, the Non-U.S. Holder must provide the applicable withholding agent with a properly executed IRS Form W-8BEN or W-8BEN-E (or other applicable documentation) claiming a reduction in or exemption from withholding tax under the benefit of an income tax treaty between the United States and the country in which the Non-U.S. Holder resides or is established.
If interest paid to a Non-U.S. Holder is effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment in the United States to which such interest is attributable), the Non-U.S. Holder will be exempt from the U.S. federal withholding tax described above. To claim the exemption, the Non-U.S. Holder must furnish to the applicable withholding agent a valid IRS Form W-8ECI (or other applicable documentation), certifying that interest paid on a note is not subject to withholding tax because it is effectively connected with the conduct by the Non-U.S. Holder of a trade or business within the United States.
Any such effectively connected interest generally will be subject to U.S. federal income tax on a net income basis at the regular rates applicable to United States persons. A Non-U.S. Holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected interest, as adjusted for certain items.
The certifications described above must be provided to the applicable withholding agent prior to the payment of interest and may be required to be updated periodically. Non-U.S. Holders that do not timely provide the applicable withholding agent with the required certification, but that qualify for a reduced rate under an applicable income tax treaty, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. Non-U.S. Holders should consult their tax advisors regarding their entitlement to benefits under any applicable income tax treaty.
Sale or Other Taxable Disposition
A Non-U.S. Holder will not be subject to U.S. federal income tax on any gain realized upon the sale, exchange, redemption, retirement or other taxable disposition of a note (such amount excludes any amount allocable to accrued and unpaid interest, which generally will be treated as interest and may be subject to the rules discussed above in “— Payments of Interest”) unless:
•
the gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment in the United States to which such gain is attributable); or

•
the Non-U.S. Holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the disposition and certain other requirements are met.

Gain realized by a Non-U.S. Holder described in the first bullet point above generally will be subject to U.S. federal income tax on a net income basis at the regular rates applicable to United States persons. A Non-U.S. Holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected gain, as adjusted for certain items.
Gain realized by a Non-U.S. Holder described in the second bullet point above will be subject to U.S. federal income tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) and may be offset by U.S. source capital losses of the Non-U.S. Holder (even though the individual is not considered a resident of the United States), provided the Non-U.S. Holder has timely filed U.S. federal income tax returns with respect to such losses.
Non-U.S. Holders should consult their tax advisors regarding any applicable income tax treaties that may provide for different rules.
Information Reporting and Backup Withholding
Payments of interest generally will not be subject to backup withholding, provided the applicable withholding agent does not have actual knowledge or reason to know the holder is a United States person and the holder certifies its non-U.S. status as described above under “— Payments of Interest.” However, information returns are required to be filed with the IRS in connection with any interest paid to Non-U.S. Holders, regardless of whether any tax was actually withheld. In addition, proceeds of the sale or other taxable disposition of a note (including a retirement or redemption of the note) within the United States or conducted through certain U.S.-related brokers generally will not be subject to backup withholding or information reporting, if the applicable withholding agent receives the statement described above and does not have actual knowledge or reason to know that such holder is a United States person or the holder otherwise establishes an exemption. Proceeds of a disposition of a note paid outside the United States and conducted through a non-U.S. office of a non-U.S. broker (other than a U.S.-related broker mentioned above) generally will not be subject to backup withholding or information reporting.
Copies of information returns that are filed with the IRS may also be made available under the provisions of an applicable treaty or agreement to the tax authorities of the country in which the Non-U.S. Holder resides or is established.
Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a Non-U.S. Holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

Additional Withholding Tax on Payments Made to Foreign Accounts
Withholding taxes may be imposed under Sections 1471 to 1474 of the Code (such Sections commonly referred to as the Foreign Account Tax Compliance Act, or “FATCA”) on certain types of payments made to non-U.S. financial institutions and certain other non-U.S. entities. Specifically, a 30% withholding tax may be imposed on payments of interest on, or (subject to the proposed Treasury Regulations discussed below) gross proceeds from the sale or other disposition of, a note paid to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code), unless (1) the foreign financial institution undertakes certain diligence and reporting obligations, (2) the non-financial foreign entity either certifies it does not have any “substantial United States owners” (as defined in the Code) or furnishes identifying information regarding each substantial United States owner, or (3) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in (1) above, it must enter into an agreement with the U.S. Department of the Treasury requiring, among other things, that it undertake to identify accounts held by certain “specified United States persons” or “United States owned foreign entities” (each as defined in the Code), annually report certain information about such accounts, and withhold 30% on certain payments to non-compliant foreign financial institutions and certain other account holders. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules.
Under the applicable Treasury Regulations and administrative guidance, withholding under FATCA generally applies to payments of interest on a note. While withholding under FATCA would have applied also to payments of gross proceeds from the sale or other disposition of a note, proposed Treasury Regulations eliminate FATCA withholding on payments of gross proceeds entirely. Taxpayers generally may rely on these proposed Treasury Regulations until final Treasury Regulations are issued.
PROSPECTIVE INVESTORS SHOULD CONSULT THEIR TAX ADVISORS REGARDING THE POTENTIAL APPLICATION OF WITHHOLDING UNDER FATCA TO THEIR INVESTMENT IN THE NOTES.

CERTAIN ERISA CONSIDERATIONS
The following is a summary of certain considerations associated with the purchase and holding of the notes by (i) “employee benefit plans” within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) that are subject to Title I of ERISA, (ii) plans, individual retirement accounts and other arrangements that are subject to Section 4975 of the Code or provisions under any other U.S. or non-U.S. federal, state, local or other laws or regulations that are similar to such provisions of the Code or ERISA (collectively, “Similar Laws”), and (iii) entities whose underlying assets are considered to include plan assets of any of the foregoing described in clauses (i) or (ii) pursuant to ERISA or other applicable law (each of the foregoing described in clauses (i), (ii) and (iii) referred to herein as a “Plan”).
General Fiduciary Matters
ERISA and the Code impose certain duties on persons who are fiduciaries of a Plan subject to Title I of ERISA or Section 4975 of the Code (each, a “Covered Plan”) and prohibit certain transactions involving the assets of a Covered Plan and its fiduciaries or other interested parties. Under ERISA and the Code, any person who exercises any discretionary authority or control over the administration of a Covered Plan or over the management or disposition of a Covered Plan’s assets, or who renders investment advice for a fee or other compensation to such a Covered Plan, is generally considered to be a fiduciary of the Covered Plan.
Any Plan fiduciary that proposes to cause a Plan to purchase or hold the notes should consult with its legal advisors regarding the potential applicability of the fiduciary responsibility and prohibited transaction provisions of Title I of ERISA, Section 4975 of the Code or applicable Similar Laws to such an investment, and to confirm that such purchase and holding will not constitute or result in a non-exempt prohibited transaction or any other violation of an applicable requirement of ERISA, Section 4975 of the Code or applicable Similar Law. In considering an investment in the notes with a portion of the assets of any Plan, a fiduciary should determine whether the investment is in accordance with the documents and instruments governing the Plan and the applicable provisions of ERISA, the Code or Similar Laws relating to a fiduciary’s duties to the Plan including, without limitation, the prudence, diversification, delegation of control and prohibited transaction provisions of ERISA, the Code and any other applicable Similar Laws.
Prohibited Transaction Issues
Section 406 of ERISA and Section 4975 of the Code prohibit Covered Plans from engaging in specified transactions involving Covered Plan assets with persons or entities who are “parties in interest,” within the meaning of ERISA, or “disqualified persons,” within the meaning of Section 4975 of the Code, unless an exemption is available. Those sections further prohibit a fiduciary from engaging in transactions in which a conflict of interest is deemed present. A party in interest or disqualified person (including a fiduciary) who engaged in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and/or the Code. In addition, the fiduciary of a Covered Plan that engaged in such a non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and/or the Code. The acquisition and/or holding of the notes by a Covered Plan with respect to which we, an underwriter or any of our or their respective affiliates may be considered a party in interest or a disqualified person may constitute or result in a direct or indirect prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code, unless the investment is acquired and is held in accordance with an applicable statutory, class or individual prohibited transaction exemption.
In this regard, the U.S. Department of Labor has issued prohibited transaction class exemptions, or “PTCEs,” that may provide exemptive relief for direct or indirect prohibited transactions resulting from the sale, purchase or holding of the notes. These class exemptions include, without limitation, PTCE 84-14 respecting transactions determined by independent qualified professional asset managers, PTCE 90-1 respecting insurance company pooled separate accounts, PTCE 91-38 respecting bank collective investment funds, PTCE 95-60 respecting life insurance company general accounts and PTCE 96-23 respecting transactions determined by in-house asset managers, although there can be no assurance that all of the conditions of any such exemptions will be satisfied. In addition to the foregoing, Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code provide exemptions for certain transactions between a Covered Plan and a person that is a party in interest and/or a disqualified person (other than a fiduciary or an affiliate that, directly or indirectly, has or exercises any discretionary authority or control or renders any investment advice with respect to the Covered Plan assets involved in the transaction) solely by reason of providing services to the Covered Plan or by relationship to a service provider, provided that the Covered Plan has paid no more and received no less than adequate consideration in connection with the transaction. These exemptions do not, however, provide relief from the self-dealing prohibited transactions under ERISA and the Code. It should also be noted that even if the conditions specified in one or more of these exemptions are met, the scope of relief provided by these exemptions may not necessarily cover all acts involving the notes that might be construed as prohibited transactions.
Other Plans
Plans, including governmental plans (as defined in Section 3(32) of ERISA) and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA), and non-U.S. Plans (as defined in Section 4(b)(4) of ERISA), while generally not subject the fiduciary responsibility provisions of Title I of ERISA or to the prohibited transaction provisions of Title I of ERISA or Section 4975 of the Code, may be subject to Similar Laws that include similar requirements. However, investment by such plans may be subject to the similar provisions of applicable Similar Laws. Fiduciaries of any such Plans should consult with their legal advisors regarding the potential consequences of an investment in the notes under any applicable Similar Laws before purchasing any notes.
Because of the foregoing, the notes should not be purchased or held by any person investing “plan assets” of any Plan, unless such purchase and holding will not constitute or result in a non-exempt prohibited transaction under ERISA and/or the Code or a similar violation under any applicable Similar Laws.
Representation
Accordingly, by acceptance of and/or holding a note or any interest in a note, each purchaser and subsequent transferee of a note will be deemed to have represented and warranted that either (a) such purchaser or subsequent transferee is not acquiring or holding the notes for or on behalf of, and no portion of the assets used by such purchaser or transferee to acquire or hold the notes or any interest therein constitutes assets of, any Plan or (b) the acquisition, holding and subsequent disposition of the notes by such purchaser or transferee will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or similar violation under any applicable Similar Laws.
The foregoing discussion is general in nature and is not intended to be all-inclusive nor should it be construed as legal advice. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing or holding the notes (including any beneficial interest therein) on behalf of, or with the assets of, any Plan, consult with their advisors regarding the potential applicability of ERISA, Section 4975 of the Code and any Similar Laws to such investment and whether an exemption would be applicable to the purchase and/or holding of the notes.
Nothing herein shall be construed as a representation or recommendation that such an investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan or that such an investment is appropriate or advisable for Plans generally or any particular Plan.
Each purchaser and holder of the notes have the exclusive responsibility for ensuring that its purchase and holding of the notes complies with the fiduciary responsibility rules of Title I of ERISA and does not violate the prohibited transaction rules of ERISA or Section 4975 of the Code or any applicable Similar Laws. Neither this discussion nor anything provided in this prospectus supplement is or is intended to be investment advice directed at any potential Plan purchasers or at Plan purchasers generally and such purchasers of any notes (or beneficial interests therein) should consult and rely on their own advisors as to whether an investment in the notes is suitable for the Plan.

UNDERWRITING
We and the underwriters named below have entered into an underwriting agreement with respect to the notes. BNP PARIBAS, Citigroup Global Markets Limited and Commerzbank Aktiengesellschaft are acting as representatives of the several underwriters. Subject to the terms and conditions in the underwriting agreement, we have agreed to sell to each underwriter, and each underwriter has severally agreed to purchase from us, the principal amount of notes that appears opposite its name in the table below:
Underwriters	Principal Amount of Notes
BNP PARIBAS	€
Citigroup Global Markets Limited	€
Commerzbank Aktiengesellschaft	€
Barclays Bank PLC	€
HSBC Bank plc	€
Mizuho International plc	€
The Toronto-Dominion Bank	€
Goldman Sachs & Co. LLC	€
J.P. Morgan Securities plc	€
ING Bank N.V. Belgian Branch	€
Siebert Williams Shank & Co., LLC	€
Standard Chartered Bank	€
U.S. Bancorp Investments, Inc.	€
Total	€
The underwriting agreement provides that the obligations of the underwriters to purchase the notes included in this offering are subject to approval of legal matters by counsel and to other conditions. The underwriters have agreed to purchase all of the notes if any of them are purchased.
The underwriters initially propose to offer the notes to the public at the public offering price that appears on the cover page of this prospectus supplement. The underwriters may offer the notes to selected securities dealers at the public offering price minus a concession of up to   % of the principal amount of the notes. In addition, the underwriters may allow, and those selected dealers may re-allow, a concession of up to   % of the principal amount per note to certain other brokers or dealers. After the initial offering, the underwriters may change the public offering price and any other selling terms. The underwriters may offer and sell notes through certain of their affiliates. The offering of the notes by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part.
In the underwriting agreement, we have agreed that:
•
We will pay our expenses related to the offering, which we estimate will be €     million, excluding the underwriting discount.

•
We will indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or contribute to payments that the underwriters may be required to make in respect of those liabilities.

The following table shows the underwriting discount that we will pay to the underwriters in connection with this offering of the notes (expressed as a percentage of the principal amount of the notes):
Paid by the Company
Per note		%
Total	€

The notes are a new issue of securities with no established trading market. We intend to apply to list the notes on the NYSE. The listing application will be subject to approval by the NYSE. If such a listing is obtained, we have no obligation under the indenture to maintain such listing and we may delist the notes at any time. The underwriters have advised us that they intend to make a market in the notes, but they are not obligated to do so. The underwriters may discontinue any market making in the notes at any time without notice in their sole discretion. Therefore, we cannot assure you that a liquid trading market will develop for the notes, that you will be able to sell your notes at a particular time or that the prices that you receive when you sell will be favorable.
In connection with the issue of the notes, Citigroup Global Markets Limited, in its role as stabilizing manager for its own account may, to the extent permitted by applicable laws and regulations, over-allot the notes or effect transactions with a view to supporting the market price of the notes at a level higher than that which might otherwise prevail. However, there is no assurance that the stabilizing manager (or persons acting on behalf of the stabilizing manager) will undertake any stabilization action. Any stabilization action may begin on or after the date on which adequate public disclosure of the final terms of the offer of the notes is made, and, if begun, may cease at any time, but it must end no later than the earlier of 30 days after the issue of the Notes and 60 days after the date of the allotment of the notes. Any stabilization action or over-allotment commenced will be carried out in accordance with applicable laws and regulations.
In connection with the offering, the underwriters may engage in stabilizing transactions, over-allotment transactions and syndicate covering transactions.
•
Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

•
Over-allotment involves sales by the underwriters of notes in excess of the principal amount of the notes the underwriters are obligated to purchase, which creates a syndicate short position.

•
Syndicate covering transactions involve purchases of the notes in the open market after the distribution has been completed in order to cover syndicate short positions. A short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the notes in the open market after pricing that could adversely affect investors who purchase in the offering.

These stabilizing transactions, over-allotment transactions and syndicate covering transactions may have the effect of raising or maintaining the market prices of the notes or preventing or retarding a decline in the market prices of the notes. As a result, the prices of the notes may be higher than the prices that might otherwise exist in the open market. These transactions, if commenced, may be discontinued at any time. Certain of the underwriters and their affiliates have, from time to time, performed, and may in the future perform, various financial advisory, commercial banking and investment banking services for us and our affiliates for which they received, or will receive, customary fees and expenses. Certain of the underwriters in this offering and certain of their respective affiliates are or are expected to be underwriters in the USD Notes Offering. Also, certain of the underwriters and/or their affiliates may hold a portion of the USCP Notes and as a result, may receive a portion of the proceeds from this offering. See “Use of Proceeds.” In addition, U.S. Bancorp Investments, Inc., one of the underwriters, is an affiliate of the trustee.
To the extent any underwriter that is not a U.S.-registered broker-dealer intends to effect sales of the notes in the United States, it will do so through one or more U.S.-registered broker-dealers in accordance with the applicable U.S. securities laws and regulations.
In addition, in the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and instruments of ours or our affiliates. Certain of the underwriters and their affiliates that have a lending relationship with us routinely hedge, and certain other of those underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, such underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby. The underwriters and their respective affiliates may also make investment recommendations or publish or express independent research views in respect of such securities or financial instruments and may at any time hold, or recommend to clients that they acquire, long or short positions in such securities and instruments.
Offering Restrictions
Notice to Prospective Investors in Canada
The notes may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement and the accompanying prospectus (including any amendment thereto) contain a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.
Notice to Prospective Investors in the European Economic Area
The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). For these purposes, a retail investor means a person who is one (or more) of the following: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 (as amended, the “Prospectus Regulation”). This prospectus supplement and the accompanying prospectus have been prepared on the basis that any offer of notes in any Member State of the EEA will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of notes. Neither this prospectus supplement nor the accompanying prospectus is a prospectus for the purposes of the Prospectus Regulation.
Notice to Prospective Investors in the United Kingdom
The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom (“UK”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (“EUWA”); (ii) a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (as amended, “FSMA”) and any rules or regulations made under the FSMA to implement the Insurance Distribution Directive, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA; or (iii) not a qualified investor as defined in Article 2 of the Prospectus Regulation as it forms part of domestic law by virtue of the EUWA (the “UK Prospectus Regulation”). This prospectus supplement has been prepared on the basis that any offer of notes in the UK will be made pursuant to an exemption under the FSMA and the UK Prospectus Regulation from the requirement to publish a prospectus for offers of notes. Neither this prospectus supplement nor the accompanying prospectus is a prospectus for the purposes of the UK Prospectus Regulation.
Notice to Prospective Investors in Hong Kong
The notes may not be offered or sold in Hong Kong, by means of any document, any notes other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) (the “SFO”) and any rules made under the SFO; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the Laws of Hong Kong) (the “C(WUMP)O”) or which do not constitute an offer to the public within the meaning of the C(WUMP)O; and it has not issued or had in its possession for the purposes of issue, and will not issue or have in its possession for the purposes of issue, whether in Hong Kong or elsewhere, any advertisement, invitation or document relating to the notes, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to the notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made under the SFO.
Notice to Prospective Investors in Japan
The notes have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948), as amended (the “FIEA”). The notes may not be offered or sold, directly or indirectly, in Japan or to or for the benefit of any resident of Japan (including any person resident in Japan or any corporation or other entity organized under the laws of Japan) or to others for reoffering or resale, directly or indirectly, in Japan or to or for the benefit of any resident of Japan, except pursuant to an exemption from the registration requirements of the FIEA and otherwise in compliance with any relevant laws, regulations and ministerial guidelines of Japan.
Notice to Prospective Investors in Singapore
This prospectus supplement and the accompanying prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement, the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of such notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to any person in Singapore other than:
(a)   to an institutional investor (as defined in Section 4A of the Securities and Futures Act (Chapter 289) of Singapore, as modified or amended from time to time (the “SFA”)) pursuant to Section 274 of the SFA;
(b)   to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA; or
(c)   otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.
Where the notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is:
(a)   a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or
(b)   a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities or securities-based derivatives contracts (each term as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the notes pursuant to an offer made under Section 275 of the SFA except:
(i)   to an institutional investor or to a relevant person, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;
(ii)   where no consideration is or will be given for the transfer;
(iii)   where the transfer is by operation of law;
(iv)   as specified in Section 276(7) of the SFA; or
(v)   as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018.
Singapore Securities and Futures Act Product Classification — Solely for the purposes of its obligations pursuant to sections 309B(1)(a) and 309B(1)(c) of the SFA, the Issuer has determined, and hereby notify all relevant persons (as defined in Section 309A of the SFA) that the notes are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).
Notice to Prospective Investors in Australia
No prospectus or other disclosure document in relation to the notes has been, or will be, lodged with the Australian Securities and Investments Commission (“ASIC”) or the ASX Limited (operator of the Australian Securities Exchange) (the “ASX”).
In addition, the underwriters have not and do not intend to:
(1)   make or invite, an offer for issue or sale in Australia of any notes (including an offer or invitation which is received by a person in Australia); or
(2)   distribute or publish this prospectus supplement or any other offering material (whether in draft or final form) or advertisement relating to this offering in Australia, unless in either case (1) or (2):
(i)   the minimum aggregate consideration payable by each offeree or invitee is at least A$500,000 (or the equivalent in another currency, in either case disregarding moneys lent by the offeror or its associates, as defined in the Corporations Act) or the offer or invitation otherwise does
(ii)   not require disclosure to investors in accordance with Part 6D.2 or Chapter 7.9 of the Corporations Act;
(iii)   the offer or invitation is not to a “retail client” for the purposes of Section 761G and 761GA of the Corporations Act; and
(iv)   such action complies with all applicable laws, regulations and directives in relation to the offer, invitation or distribution and does not require any document to be lodged with, or registered by, ASIC.
Notes issued pursuant to this prospectus supplement must not be offered for sale (or transferred, assigned or otherwise alienated) to any person located in, or a resident of, Australia for at least 12 months after their issue, except in circumstances where the person is a person to whom a disclosure document or product disclosure statement is not required to be given under Chapter 6D or Chapter 7.9 of the Corporations Act.
Notice to Prospective Investors in Korea
The notes have not been and will not be registered with the Financial Services Commission of Korea under the Financial Investment Services and Capital Markets Act of Korea. Accordingly, the notes have not been and will not be offered, sold or delivered, directly or indirectly, in Korea or to, or for the account or benefit of, any resident of Korea (as defined in the Foreign Exchange Transactions Law of Korea and its Enforcement Decree) or to others for re-offering or resale, except as otherwise permitted by applicable Korean laws and regulations. In addition, within one year following the issuance of the notes, the notes may not be transferred to any resident of Korea other than a qualified institutional buyer (as such term is defined in the regulation on issuance, public disclosure, etc. of securities of Korea, a “Korean QIB”) registered with the Korea Financial Investment Association (the “KOFIA”) as a Korean QIB and subject to the requirement of monthly reports with the KOFIA of its holding of Korean QIB bonds as defined in the Regulation on Issuance, Public Disclosure, etc. of notes of Korea, provided that (a) the notes are denominated, and the principal and interest payments thereunder are made, in a currency other than Korean won, (b) the amount of the securities acquired by such Korean QIBs in the primary market is limited to less than 20 percent of the aggregate issue amount of the notes, (c) the notes are listed on one of the major overseas securities markets designated by the Financial Supervisory Service of Korea, or certain procedures, such as registration or report with a foreign financial investment regulator, have been completed for offering of the securities in a major overseas securities market, (d) the one-year restriction on offering, delivering or selling of securities to a Korean resident other than a Korean QIB is expressly stated in the securities, the relevant underwriting agreement, subscription agreement, and the prospectus supplement and (e) the Company and the underwriters shall individually or collectively keep the evidence of fulfillment of conditions (a) through (d) above after having taken necessary actions therefor.
Notice to Prospective Investors in Switzerland
This prospectus supplement and the accompanying prospectus is not intended to constitute an offer or solicitation to purchase or invest in the notes. The notes may not be publicly offered, directly or indirectly, in Switzerland within the meaning of the Swiss Financial Services Act (“FinSA”) and no application has or will be made to admit the notes to trading on any trading venue (exchange or multilateral trading facility) in Switzerland. Neither this prospectus supplement and the accompanying prospectus nor any other offering or marketing material relating to the Senior Notes constitutes a prospectus pursuant to the FinSA, and neither this prospectus supplement and the accompanying prospectus nor any other offering or marketing material relating to the notes may be publicly distributed or otherwise made publicly available in Switzerland.
Notice to Prospective Investors in Taiwan
The notes have not been and will not be registered with the Financial Supervisory Commission of Taiwan, the Republic of China (“Taiwan”) and/or other regulatory authority of Taiwan pursuant to relevant securities laws and regulations and may not be offered or sold in Taiwan through a public offering or in circumstances which could constitute an offer within the meaning of the Securities and Exchange Act of Taiwan or relevant laws and regulations that requires a registration, filing or approval of the Financial Supervisory Commission of Taiwan and/or other regulatory authority of Taiwan. No person or entity in Taiwan has been authorized to offer or sell the notes in Taiwan.
Notice to Prospective Investors in the Dubai International Financial Centre
This prospectus supplement relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority (“DFSA”). This prospectus supplement is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for the prospectus supplement. The notes to which this prospectus supplement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the notes offered should conduct their own due diligence on the notes issued in exchange therefor. If you do not understand the contents of this prospectus supplement you should consult an authorized financial advisor.
Notice to Prospective Investors in the United Arab Emirates
The notes have not been, and are not being, publicly offered, sold, promoted or advertised in the United Arab Emirates (including the Dubai International Financial Centre) other than in compliance with the laws of the United Arab Emirates (and the Dubai International Financial Centre) governing the issue, offering and sale of securities. Further, this prospectus supplement and the accompanying prospectus do not constitute a public offer of securities in the United Arab Emirates (including the Dubai International Financial Centre) and are not intended to be a public offer. This prospectus supplement and the accompanying prospectus have not been approved by or filed with the Central Bank of the United Arab Emirates, the Securities and Commodities Authority or the Dubai Financial Services Authority.
Settlement
We expect delivery of the notes will be made against payment therefor on or about the delivery date specified on the cover page of this prospectus supplement, which is the      business day following the date of this prospectus supplement (such settlement cycle being referred to as “T+      ”). Under the E.U. Central Securities Depositaries Regulation, trades in the secondary market generally are required to settle in two London business days unless the parties to such trade expressly agree otherwise. Also, under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in one business day unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the notes prior to the date that is one business day preceding the settlement date will be required, by virtue of the fact that the notes initially will settle in T+      , to specify an alternative settlement cycle at the time of any such trade to prevent failed settlement. Purchasers of the notes who wish to trade the notes during such period should consult their own advisors.

LEGAL MATTERS
The validity of the notes will be passed upon for us by Latham & Watkins LLP. Certain legal matters in connection with the notes will be passed upon for the underwriters by Simpson Thacher & Bartlett LLP, New York, New York.
EXPERTS
The consolidated financial statements, and the related financial statement schedule, incorporated in this prospectus supplement by reference from the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, and the effectiveness of Amphenol Corporation’s internal control over financial reporting, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such consolidated financial statements and financial statement schedule have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

PROSPECTUS
AMPHENOL CORPORATION
Senior Debt Securities

We may offer from time to time, in one or more offerings, senior debt securities. This prospectus describes the general terms of these senior debt securities and the general manner in which we will offer them. We will provide a supplement to accompany this prospectus each time we offer any of these senior debt securities. The accompanying prospectus supplement will contain the terms of each series of senior debt securities, describe the specific manner in which we will offer such senior debt securities, and may also supplement, update or amend information contained in this prospectus. This prospectus may not be used to offer or sell any senior debt securities unless accompanied by a prospectus supplement. You should read this prospectus and the accompanying prospectus supplement, together with additional information described under the heading “Where You Can Find More Information” and “Incorporation of Certain Information by Reference,” before you invest.
We may offer and sell these senior debt securities, on a continuous or delayed basis, to or through one or more underwriters, dealers or agents, or directly to purchasers. If any underwriters, dealers or agents are involved in the sale of any of the senior debt securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the sections of this prospectus entitled “About this Prospectus” and “Plan of Distribution” for more information. No senior debt securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such senior debt securities.

Investing in our senior debt securities involves risks. See “Risk Factors” on page 5 of this prospectus, the risk factors included in our periodic reports filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, each of which is incorporated by reference herein, and any risk factors described in the accompanying prospectus supplement, for a discussion of certain risks you should consider carefully before investing in our senior debt securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

This prospectus, the available prospectus supplement and any free writing prospectus we authorize contains and incorporates by reference information that you should consider when making your investment decision. We have not authorized anyone to provide you with different information. If you receive any different or inconsistent information, you should not rely on it.
You should assume that the information contained in this prospectus, the accompanying prospectus supplement, any freewriting prospectus and the documents incorporated by reference herein and therein, is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.
We are not making an offer to sell these senior debt securities in any jurisdiction where the offer or sale is not permitted.
The date of this prospectus is March 16, 2023.

i

ABOUT THIS PROSPECTUS
This prospectus is part of an automatic shelf registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act, using a “shelf” registration, or continuous offering, process. Under this shelf registration process, we may, at any time and from time to time, issue and sell, in one or more offerings, the senior debt securities described in this prospectus.
This prospectus provides you with a general description of the senior debt securities we may offer. Each time we sell senior debt securities, we will provide a prospectus supplement that accompanies this prospectus that will provide specific information about the terms of that offering and the offered senior debt securities, including the specific amounts and prices of the senior debt securities offered. The accompanying prospectus supplement may include or incorporate by reference a detailed and current discussion of any risk factors and will discuss any special considerations applicable to those securities, including the plan of distribution. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The accompanying prospectus supplement or free writing prospectus may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under “Where You Can Find More Information.” Any information in the accompanying prospectus supplement or free writing prospectus that is inconsistent with this prospectus will modify or supersede the information in this prospectus.
The registration statement we filed with the SEC includes exhibits that provide more detail of the matters discussed in this prospectus. Statements contained in this prospectus about the provisions or contents of any agreement or other document are not necessarily complete. If the SEC’s rules and regulations require that an agreement or document be filed as an exhibit to the registration statement, please see that agreement or document for a complete description of these matters.
Before making your investment decision, you should read and carefully consider this prospectus, the accompanying prospectus supplement (and any applicable free writing prospectuses), and the related exhibits filed with the SEC, together with the additional information in the documents referred to in the sections entitled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” below. Information incorporated by reference after the date of this prospectus is considered a part of this prospectus and may add, update or change information contained in this prospectus. Any information in such subsequent filings that is inconsistent with this prospectus will modify or supersede the information in this prospectus.
We have not authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus, any applicable accompanying prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the applicable accompanying prospectus supplement to this prospectus is accurate only as of the date on its respective cover, that the information appearing in any applicable free writing prospectus is accurate only as of the date of that free writing prospectus, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus incorporates by reference, and any accompanying prospectus supplement or free writing prospectus may contain and incorporate by reference, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. In addition, the market and industry data and forecasts that may be included or incorporated by reference in this prospectus, any accompanying prospectus supplement or any applicable free writing prospectus may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus, the applicable accompanying prospectus supplement and any applicable free writing prospectus, and under similar headings in other documents that are incorporated by reference into this prospectus. Accordingly, investors should not place undue reliance on this information.
Unless otherwise stated, or the context otherwise requires, references in this prospectus to “we,” “us,” “our,” “Amphenol” and “the Company” are to Amphenol Corporation and, as applicable, its consolidated subsidiaries.

FORWARD-LOOKING STATEMENTS
Certain statements in this prospectus, the accompanying prospectus supplement and the documents incorporated by reference herein and therein, that are not purely historical information, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, which relate to future events and are subject to risks and uncertainties. The forward-looking statements, which address the Company’s expected business and financial performance and financial condition, among other matters, may contain words such as “anticipate,” “could,” “continue,” “expect,” “estimate,” “forecast,” “ongoing,” “project,” “seek,” “predict,” “target,” “will,” “intend,” “plan,” “optimistic,” “potential,” “guidance,” “may,” “should” or “would” and other words and terms of similar meaning.
Forward-looking statements by their nature address matters that are, to different degrees, uncertain, such as statements about expected earnings, revenues, growth, liquidity, effective tax rate, interest rates or other matters. Although the Company believes the expectations reflected in all forward-looking statements are based upon reasonable assumptions, the expectations may not be attained or there may be material deviation. Readers and investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. There are risks and uncertainties that could cause actual results to differ materially from these forward-looking statements. A description of some of these uncertainties and other risks is included in the section entitled “Part I, Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2022, incorporated by reference herein, as well as other reports filed with the SEC, including but not limited to Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. There may be other risks and uncertainties not identified that we either currently do not expect to have an adverse effect on our business or that we are unable to predict or identify at this time or that we currently do not expect to cause actual results to differ materially from those contained in any forward-looking statements we may make and affect our operating and financial performance. Our forward-looking statements may also be impacted by, among other things, future tax, regulatory and other legal changes that may arise in any of the jurisdictions in which we operate. Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements.
Except as required by law, we do not undertake any obligation to update or publicly release any revisions to any forward-looking statement made by us or on our behalf to reflect new information, future events or changes in expectations after the date on which such forward-looking statement is made.
WHERE YOU CAN FIND MORE INFORMATION
We have filed a registration statement on Form S-3 with the SEC under the Securities Act. This prospectus is part of the registration statement, but the registration statement also contains or incorporates by reference additional information and exhibits. Forms of the indenture and other documents establishing the terms of the offered senior debt securities are or may be filed as exhibits to the registration statement or documents incorporated by reference in the registration statement. We are subject to the informational requirements of the Exchange Act and, in accordance with these requirements, we file reports and other information relating to our business, financial condition and other matters with the SEC. We are required to disclose in such reports certain information, as of particular dates, concerning our operating results and financial condition, officers and directors, principal holders of shares, any material interests of such persons in transactions with us and other matters. The SEC maintains a website that contains reports and other information regarding registrants like us that file electronically with the SEC. The address of the SEC’s website is: http://www.sec.gov.
You can also obtain our Annual Reports, statements regarding our quarterly results, statements regarding any quarterly dividend payments, and other information about the Company at our website: http://www.amphenol.com. Our website and the information contained on our website are not part of this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to “incorporate by reference” into this prospectus the information that we have filed with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and the information that we file later with the SEC will automatically update and, where applicable, modify or supersede the information in this prospectus and the documents listed below. We hereby “incorporate by reference” the following documents that have been or will be filed with the SEC:
•
our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed on February 8, 2023;

•
our Current Report on Form 8-K, filed on January 12, 2023 (Item 5.02 only); and

•
all of our future filings with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus until the offerings contemplated by this prospectus are completed or terminated.

We are not, however, incorporating any documents or information that are deemed to have been furnished rather than filed in accordance with SEC rules.
You may request a copy of these filings, at no cost, by writing or telephoning us at the following address and number:
Investor Relations
Amphenol Corporation
358 Hall Avenue
Wallingford, Connecticut 06492
Telephone No: (203) 265-8900
Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus or any accompanying prospectus supplement.

RISK FACTORS
Investing in our senior debt securities involves risks. In considering whether to purchase any senior debt securities, you should carefully consider the specific risks discussed under “Risk Factors” in the accompanying prospectus supplement. In addition to the information contained in this prospectus and the accompanying prospectus supplement, you should also carefully consider the information we have included or incorporated by reference in this prospectus, the accompanying prospectus supplement and any applicable free writing prospectus. In particular, you should carefully consider the risks described under the heading “Risk Factors” contained in our Annual Report on Form 10-K and any Quarterly Reports on Form 10-Q incorporated by reference herein. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered senior debt securities.

OUR COMPANY
Amphenol Corporation is one of the world’s largest designers, manufacturers and marketers of electrical, electronic and fiber optic connectors and interconnect systems, antennas, sensors and sensor-based products and coaxial and high-speed specialty cable.
Certain predecessor businesses of the Company were founded in 1932 and the Company was incorporated under the laws of the State of Delaware in 1986.
The Company’s strategy is to provide our customers with comprehensive design capabilities, a broad selection of products and a high level of quality and service on a worldwide basis, while maintaining continuing programs of productivity improvement and cost control. Effective January 1, 2022, the Company aligned its businesses into three newly formed reportable business segments: (i) Harsh Environment Solutions, (ii) Communications Solutions and (iii) Interconnect and Sensor Systems. This new alignment, which replaced our historical reportable business segments, reinforces the Company’s entrepreneurial culture and the clear accountability of each of our business unit general managers, while enhancing the scalability of Amphenol’s business for the future. All businesses previously reported in the Interconnect Products and Assemblies segment have been aligned with one of the three newly formed segments. All businesses previously reported in the Cable Products and Solutions segment have been aligned with our newly formed Communications Solutions segment.
A description of each of our newly formed reportable business segments is as follows:
•
Harsh Environment Solutions — the Harsh Environment Solutions segment designs, manufactures and markets a broad range of ruggedized interconnect products, including connectors and interconnect systems, printed circuits and printed circuit assemblies and other products.

•
Communications Solutions — the Communications Solutions segment designs, manufactures and markets a broad range of connector and interconnect systems, including high speed, radio frequency, power, fiber optic and other products, together with antennas.

•
Interconnect and Sensor Systems — the Interconnect and Sensor Systems segment designs, manufactures and markets a broad range of sensors, sensor-based systems, connectors and value-add interconnect systems.

In conjunction with the new alignment of our business, the Company appointed three new segment managers to lead their respective reportable business segments, each reporting directly to the Company’s Chief Executive Officer. The Company began reporting under its new reportable segments in connection with its Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2022 and for each quarterly period thereafter. The Company reports under the new reportable segments structure in its annual report on Form 10-K for the year ended December 31, 2022, which includes the recasting of relevant segment information for the years ended December 31, 2021 and 2020, in order to enable year-over-year segment comparisons.
Our principal executive offices are located at 358 Hall Avenue, Wallingford, Connecticut 06492, and our main telephone number is (203) 265-8900. Our website is located at http://www.amphenol.com. Our website and the information contained on our website are not part of this prospectus.

USE OF PROCEEDS
Unless we state otherwise in the accompanying prospectus supplement, we intend to use the net proceeds from the sale of the senior debt securities that may be offered hereby for general corporate purposes. General corporate purposes may include repayment or redemption of existing indebtedness, common stock repurchases under the Company’s stock repurchase program and future acquisitions and strategic investment opportunities. The prospectus supplement relating to any specific offering of senior debt securities will contain a more detailed description of the use of proceeds of such offering.

DESCRIPTION OF SENIOR DEBT SECURITIES
General
The following is a summary of the general terms of the senior debt securities we may issue under an indenture (the “indenture”), between us and U.S. Bank Trust Company, National Association, as trustee (or any other trustee as set forth in a resolution of the board of directors of the Company, an officer’s certificate or a supplemental indenture pursuant to the indenture). The terms of the senior debt securities include those expressly set forth in the indenture and those made part of the indenture by referencing the Trust Indenture Act of 1939. The particular terms of the senior debt securities of any series and the extent, if any, to which such general terms may apply to the senior debt securities of such series will be described in the prospectus supplement applicable to the senior debt securities of such series. If there is any inconsistency between the information in this prospectus and the prospectus supplement applicable to the senior debt securities of such series, you should rely on the information in such accompanying prospectus supplement. This description of senior debt securities provides an overview of the material provisions of the senior debt securities and, to the extent applicable to the senior debt securities, the indenture. Since this description of senior debt securities is a summary, you should refer to the indenture for a complete description of our obligations and the rights of a holder of senior debt securities thereunder. We have filed a copy of the indenture as an exhibit to the registration statement of which this prospectus is a part.
When we refer to “we,” “us” or “our” in this section, we refer only to Amphenol Corporation, the issuer of the senior debt securities, and not to its subsidiaries. Unless otherwise defined in this prospectus, capitalized terms used in this “Description of the Senior Debt Securities” section are defined under “— Definitions” below.
The senior debt securities will be our direct senior unsecured and unsubordinated indebtedness and will rank equally with all of our existing and future senior unsecured and unsubordinated indebtedness. However, the senior debt securities are structurally subordinated to the indebtedness of our subsidiaries and effectively subordinated to any secured debt to the extent of the value of the assets securing such indebtedness.
There is no requirement under the indenture that future issuances of our senior debt securities be issued under the indenture, and in connection with future issuances of other senior debt securities, we will be free to use other indentures or instruments, which may contain provisions different from those contained in the indenture or applicable to one or more series of senior debt securities issued thereunder.
The indenture does not limit the aggregate principal amount of senior debt securities that may be issued thereunder. The indenture provides that the senior debt securities may be issued in one or more series. The senior debt securities may be issued at various times and may have differing maturity dates and may bear different interest rates. The prospectus supplement applicable to the senior debt securities of any series will describe:
•
the designation and aggregate principal amount of the senior debt securities of such series and their authorized denominations (if other than $2,000 and integral multiples thereof);

•
the date or dates on which the senior debt securities of such series will mature;

•
the interest rate or rates, or method of calculation of such rate or rates, on the senior debt securities of such series, and the date from which such interest shall accrue;

•
the dates on which such interest will be payable or the method by which such dates are to be determined;

•
the record dates for payment of such interest;

•
any obligation to redeem or repurchase the senior debt securities of such series, whether pursuant to a sinking fund or analogous provision or at our option or the option of the holder thereof;

•
the period or periods within which, the price or prices at which, and the terms and conditions upon which, the senior debt securities of such series may be redeemed or repurchased, in whole or in part;

•
the inapplicability of any event of default or covenant set forth in the indenture relating to the senior debt securities, or the applicability of any other events of default or covenant in addition to the events of default or covenants set forth in the indenture relating to the senior debt securities;

•
the trustee for the securities of such series, if other than U.S. Bank Trust Company, National Association or its successors; or

•
other specific terms applicable to the senior debt securities of such series.

Principal of and premium, if any, and interest on the senior debt securities will be payable, and the senior debt securities may be exchanged or transferred, at our office or agency (which initially shall be the corporate trust office of the trustee, 185 Asylum Street, 27th Floor, Hartford, CT 06103), except that, at our option, payment of interest may be made by check mailed to the registered holders of the senior debt securities at their registered addresses. No service charge will be made for any registration of transfer or exchange of senior debt securities, but we or the trustee may require payment of a sum sufficient to cover any transfer tax or other similar governmental charge payable in connection with such transfer or exchange.
Unless otherwise indicated in the prospectus supplement applicable to the senior debt securities of any series, in any case where the date of payment of the principal of or premium, if any, or interest on the senior debt securities of any series, including the date, if any, fixed for redemption or repurchase of the senior debt securities of such series, shall not be a “business day” (as defined below), then payment of principal, premium or interest need not be made on that date at such place but may be made on the next succeeding business day, and no interest shall accrue for the intervening period. A “business day” shall mean a day that is not, in Hartford, Connecticut, a Saturday, Sunday, a legal holiday or a day on which banking institutions are authorized or obligated by law to close.
Ranking
The senior debt securities will be senior unsecured and unsubordinated indebtedness and will rank equally with all of our existing and future senior unsecured and unsubordinated indebtedness. However, the senior debt securities will be structurally subordinated to the indebtedness of our subsidiaries and effectively subordinated to any secured indebtedness to the extent of the value of the assets securing such indebtedness.
Trustee
We are obligated to pay reasonable compensation to the trustee and to indemnify the trustee against certain losses, liabilities, expenses and certain taxes incurred by the trustee in connection with its duties relating to the senior debt securities. The trustee’s claims for these payments will generally be senior to those of holders of senior debt securities in respect of all funds collected or held by the trustee.
Covenants
Unless otherwise indicated in the prospectus supplement applicable to the senior debt securities of any series and except as discussed below, we are not restricted by the indenture from:
•
incurring any type of indebtedness or other obligation;

•
paying dividends or making distributions on our capital stock; or

•
purchasing or redeeming our capital stock.

We are not required under the indenture to maintain any financial ratios or specified levels of net worth or liquidity.
The indenture contains various covenants, including, among others, the following:
Limitation on Liens
So long as the senior debt securities of any series are outstanding under the indenture, neither we nor any Restricted Subsidiary will, directly or indirectly, issue, incur, create, assume or guarantee any indebtedness secured by a mortgage, security interest, pledge, lien, charge or other encumbrance upon any Principal

Property or upon any shares of capital stock or indebtedness of any Restricted Subsidiary (a “mortgage”), whether such Principal Property, shares or indebtedness are now existing or owned or hereafter created or acquired, unless prior to or at the same time the senior debt securities of such series are equally and ratably secured with or, at our option, prior to such secured indebtedness.
This restriction does not apply to:
(1)
mortgages on property, shares of capital stock or indebtedness or other assets of any entity existing at the time such entity becomes a Restricted Subsidiary, provided that such mortgage was not incurred in anticipation of such entity becoming a Restricted Subsidiary;

(2)
mortgages on property, shares of capital stock or indebtedness existing at the time of acquisition by us or any Restricted Subsidiary (which may include property previously leased by us and leasehold interests on the property, provided that the lease terminates prior to or upon the acquisition), provided that such mortgage was not incurred in anticipation of such acquisition;

(3)
mortgages on property, shares of capital stock or indebtedness to secure any indebtedness incurred prior to, at the time of, or within 270 days after, the latest of the acquisition of such property, shares of capital stock or indebtedness, or in the case of real property, the completion of construction, the completion of improvements or the beginning of substantial commercial operation of such real property for the purpose of financing all or any part of the purchase price of such real property, the construction thereof or the making of improvements thereto;

(4)
mortgages in favor of us or another Restricted Subsidiary;

(5)
mortgages existing at the time of the closing of the offering of the senior debt securities of such series;

(6)
mortgages on property or other assets of any entity existing at the time such entity is merged into or consolidated with either us or any Restricted Subsidiary or at the time of a sale, lease or other disposition of the properties of such entity as an entirety or substantially as an entirety to either us or any Restricted Subsidiary, provided that this mortgage was not incurred in anticipation of the merger or consolidation or sale, lease or other disposition;

(7)
mortgages in favor of the United States of America or any state, territory or possession thereof (or the District of Columbia) to secure partial, progress, advance or other payments pursuant to any contract or statute or to secure any indebtedness incurred for the purpose of financing all or any part of the purchase price or cost of constructing or improving the property subject to such mortgages;

(8)
mortgages created in connection with a project financed with, and created to secure, a Nonrecourse Obligation;

(9)
mortgages securing all of the senior debt securities of such series outstanding under the indenture;

(10)
mortgages on accounts receivable securing our indebtedness; or

(11)
extensions, renewals or replacements of any mortgage referred to in clauses (1) through (10) above without increase of the principal of the indebtedness secured by the mortgage;

provided, however, that any mortgages permitted by any of the clauses above shall not extend to or cover any property of ours or that of any Restricted Subsidiary, as the case may be, other than the property specified in these clauses and improvements to this property.
Notwithstanding the restrictions outlined in the preceding paragraphs, we and any Restricted Subsidiary are permitted to issue, incur, create, assume or guarantee indebtedness secured by a mortgage without equally and ratably securing the senior debt securities of such series then outstanding under the indenture, if, after giving effect thereto and any concurrent retirement of indebtedness, the aggregate amount of all indebtedness secured by mortgages (not including mortgages permitted under clauses (1) through (11) above) does not at such time exceed 15% of Consolidated Net Tangible Assets.

Notwithstanding the foregoing, any mortgage securing the senior debt securities granted pursuant to this covenant shall be automatically and unconditionally released and discharged upon the release by all holders of the indebtedness secured by the mortgage giving rise to the mortgage securing the senior secured securities (including any deemed release upon payment in full of all obligations under such indebtedness).
Limitation on Sale/Leaseback Transactions
So long as the senior debt securities of any series are outstanding under the indenture, neither we nor any Restricted Subsidiary will enter into any “sale/leaseback transaction” (as defined below) with respect to any Principal Property, whether now owned or hereafter acquired by us or any Restricted Subsidiary, unless:
(a)
we or such Restricted Subsidiary would, at the time of entering into such arrangement, be able to incur indebtedness secured by a mortgage on the Principal Property involved in the transaction at least equal in amount to the Attributable Debt with respect to such sale/leaseback transaction, without equally and ratably securing the senior debt securities of such series under the covenant described in “— Limitation on Liens” above; or

(b)
the net proceeds of the sale of the Principal Property to be leased are at least equal to such Principal Property’s fair market value, as determined by our board of directors, and the proceeds are applied within 180 days of the effective date of the sale/leaseback transaction to the purchase, construction, development or acquisition of assets that are Principal Property or to the repayment of senior indebtedness of us or any Restricted Subsidiary.

This restriction does not apply to sale/leaseback transactions:
•
entered into prior to the time of the closing of the offering of the senior debt securities of such series;

•
between us and any Restricted Subsidiary or between Restricted Subsidiaries;

•
under which the rent payable pursuant to such lease is to be reimbursed under a contract with the U.S. Government or any instrumentality or agency thereof;

•
involving leases for a period of no longer than three years; or

•
in which the lease for the property or asset is entered into within 270 days after the date of acquisition, completion of construction or commencement of full operations of such property or asset, whichever is latest.

A “sale/leaseback transaction” means an arrangement relating to property now owned or hereafter acquired whereby either we transfer, or any Restricted Subsidiary transfers, such property to a person and either we or any Restricted Subsidiary leases it back from such person.
Notwithstanding the restrictions outlined in the preceding paragraphs, we and any Restricted Subsidiary will be permitted to enter into sale/leaseback transactions that would otherwise be subject to such restrictions, without complying with the requirements of clauses (a) and (b) above, if, after giving effect thereto, the aggregate amount of all Attributable Debt with respect to sale/leaseback transactions existing at such time that could not have been entered into except for the provisions described in this paragraph, together with the aggregate amount of all outstanding indebtedness secured by mortgages permitted by any of clauses (1) through (11) under “— Limitation on Liens” above, does not exceed 15% of Consolidated Net Tangible Assets.
A sale/leaseback transaction shall not be deemed to result in the creation of a mortgage.
Merger, Consolidation or Sale of Assets
We may, without the consent of the holders of any outstanding series of senior debt securities, consolidate with, sell, lease, convey or otherwise transfer all or substantially all of our assets to, or merge with or into, any other person or entity, provided that:
(i)
we shall be the continuing entity, or the successor entity formed from the consolidation or merger or the entity that received the transfer of the assets is organized and validly existing as a corporation under the laws of any state of the United States of America, or the District of Columbia, and expressly assumes, by supplemental indenture, the due and punctual payment of the principal of and premium, if any, and interest on the senior debt securities and the performance or observance of every covenant in the indenture on our part to be performed or observed;
(ii)
immediately after giving effect to the transaction, no default shall have occurred and be continuing with respect to the any series of senior debt securities; and

(iii)
an officer’s certificate and legal opinion are delivered to the trustee, each stating that the consolidation, merger, conveyance or transfer complies with the clauses (i) and (ii) above and that all conditions precedent herein provided for relating to such transaction have been complied with.

The successor person or entity will succeed to us, and be substituted for us, and may exercise all of our rights and powers under the indenture, but in the case of a lease of all or substantially all of our assets, we will not be released from the obligation to pay the principal of and premium, if any, and interest on the senior debt securities.
Definitions
For purposes of this “Description of the Senior Debt Securities” section, the following terms have the following meanings:
“Attributable Debt” means, when used in connection with a sale/leaseback transaction, on any date as of which the amount of Attributable Debt is to be determined, the product of (a) the net proceeds from the sale/leaseback transaction multiplied by (b) a fraction, the numerator of which is the number of full years of the term of the lease relating to the property involved in the sale/leaseback transaction (without regard to any options to renew or extend such term) remaining on the date of the making of the computation, and the denominator of which is the number of full years of the term of the lease measured from the first day of the term.
“Consolidated Net Tangible Assets” means the aggregate amount of assets included on our consolidated balance sheet as of the most recent fiscal quarter end for which such consolidated balance sheet is available, minus (a) all current liabilities, except for current maturities of long-term debt and current maturities of obligations under capital leases, and (b) total goodwill and other intangible assets, all as set forth on the most recent consolidated balance sheet of us and our consolidated subsidiaries and computed in accordance with generally accepted accounting principles.
“default” means any event that is, or after notice or passage of time or both would be, an event of default under the indenture.
“indebtedness” means, with respect to any person, obligations (other than Nonrecourse Obligations) of such person for borrowed money or evidenced by bonds, debentures, notes or similar instruments.
“Nonrecourse Obligation” means indebtedness or other obligations substantially related to (a) the acquisition of assets not previously owned by us or any Restricted Subsidiary or (b) the financing of a project involving the development or expansion of our properties or those of any Restricted Subsidiary, as to which the obligee with respect to such indebtedness or obligation has no recourse to us or any Restricted Subsidiary or any of our assets or those of any Restricted Subsidiary other than the assets that were acquired with the proceeds of such transaction or the project financed with the proceeds of such transaction (and the proceeds thereof).
“person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or political subdivision thereof.
“Principal Property” means the land, land improvements, buildings (to the extent they constitute real property interests and including any leasehold interest therein) and fixtures (including, for the avoidance of doubt, all machinery and equipment) constituting the principal corporate office, any manufacturing plant or any manufacturing facility (whether now owned or hereafter acquired) that:
•
is owned by us or any of our subsidiaries;

•
is located within any of the present 50 states of the United States of America (or the District of Columbia); and

•
has not been determined in good faith by our board of directors not to be materially important to the total business conducted by us and our subsidiaries taken as a whole.

“Restricted Subsidiary” means any of our direct or indirect subsidiaries that owns any Principal Property; provided, however, that the term “Restricted Subsidiary” does not include:
•
any such subsidiary that is principally engaged in leasing or in financing receivables or that is principally engaged in financing outside the United States of America our operations or those of our subsidiaries; or

•
any such subsidiary less than 80% of the Voting Stock of which is owned, directly or indirectly, by us, by one or more of our other subsidiaries or by us and one or more of our other subsidiaries if the common stock of such subsidiary is traded on any national securities exchange or in the over-the-counter market.

“Voting Stock” of a person means all classes of any and all shares, interests, rights to purchase, warrants, options, participation or other equivalents of or interests in (however designated) equity of such person, including any preferred stock and limited liability or partnership interests (whether general or limited), but excluding any debt securities convertible into such equity, to the extent then outstanding and normally entitled to vote in the election of such person’s directors, managers or trustees, as applicable.
Defaults
Unless otherwise indicated in the prospectus supplement applicable to the senior debt securities of any series, each of the following is an “event of default” with respect to the senior debt securities of such series under the indenture:
(1)
a default in the payment of any interest on any debt security of such series when it becomes due and payable, and the continuance of such default for a period of 30 days;

(2)
a default in the payment of principal of or premium, if any, on any debt security of such series when due at its maturity, including at the stated maturity, upon redemption or required repurchase, upon declaration of acceleration or otherwise;

(3)
a failure by us to comply with our other convenants or warranties contained in the indenture (other than any such covenant or warranty for which the consequences of nonperformance or breach are addressed elsewhere in this paragraph and other than a covenant or warranty that is solely for the benefit of debt securities other than such series) continuing for 90 days after written notice has been given as provided in the indenture;

(4)
(a) a failure to make any payment at maturity, including any applicable grace period, on any of our indebtedness in an amount in excess of $50,000,000 or (b) a default on any of our indebtedness, which default results in the acceleration of indebtedness in an amount in excess of $50,000,000; or

(5)
the occurrence of various events of bankruptcy, insolvency or reorganization involving us as provided in the indenture.

The foregoing constitute events of default whatever the reason for any such event of default and whether it is voluntary or involuntary or is effected by operation of any law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.
If an event of default with respect to the senior debt securities of any series, other than an event of default described in clause (5) above, occurs and is continuing, then the trustee (acting at the request or direction of the holders) or the holders of at least 25% in aggregate principal amount of the outstanding senior debt securities of such series by notice to us may declare the principal of and accrued but unpaid interest on all the senior debt securities of such series to be due and payable. Upon this declaration, principal of and interest on the senior debt securities of such series will be immediately due and payable. If an event of default described in clause (5) above occurs and is continuing, the principal of and accrued but unpaid interest on all the senior debt securities of such series will become immediately due and payable without any declaration or other act on the part of the trustee or any holders. Under some circumstances, the holders of a majority in aggregate principal amount of the outstanding senior debt securities of such series may rescind any acceleration with respect to the senior debt securities of such series and its consequences.
If an event of default occurs and is continuing, the trustee, in conformity with its duties under the indenture, will be required to exercise all rights or powers under the indenture at the written request or direction of any of the holders, provided the holders provide the trustee with a security or indemnity against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction. Except to enforce the right to receive payment of principal, premium, if any, or interest when due, no holder of senior debt securities of any series may pursue any remedy with respect to the indenture or the senior debt securities unless:
•
such holder previously notified the trustee that an event of default is continuing;

•
the holders of at least 25% in aggregate principal amount of the outstanding senior debt securities of such series requested the trustee to pursue the remedy;

•
such holders offered the trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred by it in compliance with such request;

•
the trustee has not complied with the holder’s request within 60 days after its receipt of such notice, request and offer of security or indemnity; and

•
the holders of a majority in principal amount of the outstanding senior debt securities of such series have not given the trustee a direction inconsistent with the request within the 60-day period.

Generally, the holders of a majority in principal amount of the outstanding senior debt securities of a series are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or of exercising any trust or power conferred on the trustee with respect to the senior debt securities of such series. The trustee, however, may refuse to follow any direction that conflicts with law or the indenture or that the trustee determines is unduly prejudicial to the rights of any other holder of senior debt securities of such series or that would expose the trustee to personal liability.
If a default or event of default with respect to the senior debt securities of a series occurs and is continuing and a responsible officer of the trustee has notice thereof, the trustee must mail to each holder of any debt security of such series notice of the default or event of default within 90 days after it occurs, or if later, after a responsible officer of the trustee has notice of such default or event of default. Except in the case of a default or event of default in the payment of principal, premium, if any, or interest on any debt security of such series, the trustee may withhold notice if the trustee determines in good faith that withholding notice is in the interests of the holders.
In addition, we are required, so long as any of the senior debt securities are outstanding, deliver to the trustee, within 120 days after the end of each fiscal year, an officer’s certificate stating whether or not, to the knowledge of the signers thereof, we are in default in the performance and observance of any of the terms, provisions and conditions of the indenture (without regard to any period of grace or requirement of notice provided hereunder), and if a default or event of default shall have occurred, specifying all such defaults or events of default and the nature and status thereof of which we may have knowledge. We also are required, so long as any of the senior debt securities are outstanding, to deliver to the trustee, within 30 days after becoming aware of any default or event of default, an officer’s certificate specifying such default or event of default and what action we are taking or propose to take with respect thereto.
Amendments and Waivers
We and the trustee may amend the indenture as to the senior debt securities of any series with the written consent of the holders of a majority in principal amount of the senior debt securities of such series then outstanding. Any past default or compliance with any provisions of the indenture or the senior debt securities of such series may be waived with the written consent of the holders of a majority in principal amount of the senior debt securities of such series then outstanding. These consents may be obtained through a tender offer or exchange offer for the senior debt securities of such series.
Without the consent of each holder of an outstanding debt security of any series, we and the trustee may not amend the indenture as to such series to:
•
reduce the amount of senior debt securities of such series whose holders must consent to an amendment, supplement or waiver;

•
reduce the rate of or extend the time for payment of interest (including default interest) on any debt security of such series;

•
reduce the principal of or premium, if any, on any debt security of such series or change its maturity, including the stated maturity or the date of redemption or required repurchase thereof;

•
reduce the principal amount of discount securities payable upon acceleration of the maturity thereof;

•
make any debt security of such series payable in any currency other than that stated in the debt security of such series;

•
impair the right of any holder of any debt security of such series to receive payment of principal of and interest on the senior debt securities of such series on or after the due dates for the payment of the principal or interest or to institute suit for the enforcement of any payment on or with respect to the senior debt securities of such series;

•
make any changes that would affect the ranking of the senior debt securities of such series in a manner adverse to the holders thereof;

•
make any change in the amendment or waiver provisions relating to the senior debt securities of such series that require the consent of each holder thereof; or

•
make any change in Sections 6.8 or 6.13 of the indenture relating to the right of holders to receive payment of principal and interest and the waiver past defaults.

We and the trustee may, however, amend or supplement the indenture without the consent of any holder of the senior debt securities of any series as to:
•
cure, correct or supplement any ambiguity, omission, defect or inconsistency as to the senior debt securities of such series;

•
comply with Article V of the indenture, including the assumption by a successor entity of our obligations under the indenture as to the senior debt securities of such series;

•
provide for uncertificated senior debt securities in addition to or in place of certificated senior debt securities;

•
add guarantees or collateral security with respect to the senior debt securities of such series;

•
add to our covenants under the indenture for the benefit of the holders of the senior debt securities of such series or to surrender any right or power conferred upon us as to the senior debt securities of such series;

•
make any change that does not adversely affect the rights of any holder of senior debt securities of such series in any material respect;

•
provide for the issuance of and establish the form and terms and conditions of securities of any series as permitted by the indenture;

•
change or eliminate any of the provisions of the indenture provided that any such change or elimination will become effective only when there is no security outstanding of any series created prior to the execution of such amendment or supplement that is adversely affected by such provision;

•
evidence and provide for the acceptance of appointment hereunder by a successor trustee with respect to the securities of one or more series and to add to or change any of the provisions of this indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one trustee; or

•
comply with any requirement of the SEC regarding qualification of the indenture under the Trust Indenture Act of 1939.

It is not necessary that any consent of the holders of the senior debt securities of any series required under the indenture approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment.
Transfer and Exchange
A holder may transfer or exchange senior debt securities of a series in accordance with the indenture. Upon any transfer or exchange, the registrar of the senior debt securities and the trustee may require a holder to furnish appropriate endorsements and transfer documents and we may require a holder to pay any taxes required by law or permitted by the indenture, including any transfer tax or other similar governmental charge payable as part of the transfer or exchange. We are not required to transfer or exchange any debt security selected for redemption or to transfer or exchange any debt security for a period of 15 days prior to a selection of senior debt securities to be redeemed. The senior debt securities will be issued in registered form and the registered holder of a debt security will be treated as the owner of the debt security for all purposes.
Defeasance
With respect to the senior debt securities of any series, we may, at any time, terminate all of our obligations under the senior debt securities of such series and the indenture (“legal defeasance”), except for certain obligations, including those respecting the defeasance trust and obligations to register the transfer or exchange of the senior debt securities of such securities, to replace mutilated, destroyed, lost or stolen senior debt securities of such series and to maintain a registrar and paying agent in respect of the senior debt securities of such series. We at any time may terminate our obligations with respect to the senior debt securities of any series under the covenants described under “— Covenants” and certain other covenants set forth in the indenture, as well as any additional covenants which may be set forth in the prospectus supplement applicable to the senior debt securities of any series (“covenant defeasance”).
We may exercise our legal defeasance option notwithstanding our prior exercise of our covenant defeasance option. If we exercise our legal defeasance option, payment of the senior debt securities of any series may not be accelerated because of an event of default with respect thereto. If we exercise our covenant defeasance option, payment of the senior debt securities of such series may not be accelerated because of an event of default described in clause (3) (except for the covenant described under “— Covenants — Merger, Consolidation or Sale of Assets”) or clause (4) under “— Defaults” above.
To exercise either defeasance option with respect to the senior debt securities of any series:
•
we must irrevocably deposit with the trustee, in trust for the benefit of the holders of the senior debt securities of such series, money or U.S. government obligations that will provide cash at the times and in the amounts as will be sufficient to pay principal, premium and interest when due on all the senior debt securities of such series to maturity or redemption;

•
we must deliver to the trustee an opinion of counsel that will provide that the beneficial owners of the senior debt securities of such series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the deposit and defeasance and will be subject to U.S. federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit and defeasance had not occurred;

•
in the case of legal defeasance only, the opinion of counsel referred to in the clause above must be based on a ruling of the U.S. Internal Revenue Service or other change in applicable U.S. federal income tax law;

•
we must deliver to the trustee an officer’s certificate and an opinion of counsel each stating that all conditions precedent to exercising either defeasance option have been complied with;

•
such legal defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default under, any material agreement or instrument to which we are a party or by which we are bound; and

•
no default shall have occurred and be continuing.

Concerning the Trustee
The U.S. Bank Trust Company, National Association (or any other trustee as set forth in a resolution of the board of directors of the Company, an officer’s certificate or a supplemental indenture pursuant to the indenture) is the trustee under the indenture and is also registrar and paying agent of the senior debt securities.
The indenture contains limitations on the rights of the trustee, should it become our creditor, to obtain payment of claims in some cases, or to realize on property received in respect of any of these claims as security or otherwise. The trustee is permitted to engage in other transactions with us and our subsidiaries and affiliates. However, if the trustee acquires any conflicting interest it must either eliminate its conflict within 90 days, apply to the SEC for permission to continue or resign as trustee under the indenture.
Governing Law
The indenture provides that it and the senior debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

GLOBAL SECURITIES
Book-Entry, Delivery and Form
Unless we indicate differently in any applicable prospectus supplement or free writing prospectus, the senior debt securities initially will be issued in book-entry form and represented by one or more global notes or global securities, or, collectively, global securities. The global securities will be deposited with, or on behalf of, The Depository Trust Company, New York, New York, as depositary, or DTC, and registered in the name of Cede & Co., the nominee of DTC. Unless and until it is exchanged for individual certificates evidencing securities under the limited circumstances described below, a global security may not be transferred except as a whole by the depositary to its nominee or by the nominee to the depositary, or by the depositary or its nominee to a successor depositary or to a nominee of the successor depositary.
DTC has advised us that it is:
•
a limited-purpose trust company organized under the New York Banking Law;

•
a “banking organization” within the meaning of the New York Banking Law;

•
a member of the Federal Reserve System;

•
a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

•
a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among its participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, thereby eliminating the need for physical movement of securities certificates. “Direct participants” in DTC include securities brokers and dealers, including underwriters, banks, trust companies, clearing corporations and other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation, or DTCC. DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others, which we sometimes refer to as indirect participants, that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.
Purchases of securities under the DTC system must be made by or through direct participants, which will receive a credit for the securities on DTC’s records. The ownership interest of the actual purchaser of a security, which we sometimes refer to as a beneficial owner, is in turn recorded on the direct and indirect participants’ records. Beneficial owners of securities will not receive written confirmation from DTC of their purchases. However, beneficial owners are expected to receive written confirmations providing details of their transactions, as well as periodic statements of their holdings, from the direct or indirect participants through which they purchased securities. Transfers of ownership interests in global securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the global securities, except under the limited circumstances described below.
To facilitate subsequent transfers, all global securities deposited by direct participants with DTC will be registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of securities with DTC and their registration in the name of Cede & Co. or such other nominee will not change the beneficial ownership of the securities. DTC has no knowledge of the actual beneficial owners of the securities. DTC’s records reflect only the identity of the direct participants to whose accounts the securities are credited, which may or may not be the beneficial owners. The participants are responsible for keeping account of their holdings on behalf of their customers.
So long as the securities are in book-entry form, you will receive payments and may transfer securities only through the facilities of the depositary and its direct and indirect participants. We will maintain an office or agency in the location specified in the prospectus supplement for the applicable securities, where notices and demands in respect of the securities and the indenture may be delivered to us and where certificated securities may be surrendered for payment, registration of transfer or exchange.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any legal requirements in effect from time to time.
Redemption notices will be sent to DTC. If less than all of the securities of a particular series are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in the securities of such series to be redeemed.
Neither DTC nor Cede & Co. (or such other DTC nominee) will consent or vote with respect to the securities. Under its usual procedures, DTC will mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns the consenting or voting rights of Cede & Co. to those direct participants to whose accounts the securities of such series are credited on the record date, identified in a listing attached to the omnibus proxy.
So long as securities are in book-entry form, we will make payments on those securities to the depositary or its nominee, as the registered owner of such securities, by wire transfer of immediately available funds. If securities are issued in definitive certificated form under the limited circumstances described below and unless if otherwise provided in the description of the applicable securities herein or in the applicable prospectus supplement, we will have the option of making payments by check mailed to the addresses of the persons entitled to payment or by wire transfer to bank accounts in the United States designated in writing to the applicable trustee or other designated party at least 15 days before the applicable payment date by the persons entitled to payment, unless a shorter period is satisfactory to the applicable trustee or other designated party.
Redemption proceeds, distributions and dividend payments on the securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us on the payment date in accordance with their respective holdings shown on DTC records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in “street name.” Those payments will be the responsibility of participants and not of DTC or us, subject to any statutory or regulatory requirements in effect from time to time. Payment of redemption proceeds, distributions and dividend payments to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC, is our responsibility, disbursement of payments to direct participants is the responsibility of DTC, and disbursement of payments to the beneficial owners is the responsibility of direct and indirect participants.
Except under the limited circumstances described below, purchasers of securities will not be entitled to have securities registered in their names and will not receive physical delivery of securities. Accordingly, each beneficial owner must rely on the procedures of DTC and its participants to exercise any rights under the securities and the indenture.
The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. Those laws may impair the ability to transfer or pledge beneficial interests in securities.
DTC may discontinue providing its services as securities depositary with respect to the securities at any time by giving reasonable notice to us. Under such circumstances, in the event that a successor depositary is not obtained, securities certificates are required to be printed and delivered.
As noted above, beneficial owners of a particular series of securities generally will not receive certificates representing their ownership interests in those securities. However, if:
•
DTC notifies us that it is unwilling or unable to continue as a depositary for the global security or securities representing such series of securities or if DTC ceases to be a clearing agency registered under the Exchange Act at a time when it is required to be registered and a successor depositary is not appointed within 90 days of the notification to us or of our becoming aware of DTC’s ceasing to be so registered, as the case may be;

•
we determine, in our sole discretion, not to have such securities represented by one or more global securities; or

•
an Event of Default has occurred and is continuing with respect to such series of securities,

we will prepare and deliver certificates for such securities in exchange for beneficial interests in the global securities. Any beneficial interest in a global security that is exchangeable under the circumstances described in the preceding sentence will be exchangeable for securities in definitive certificated form registered in the names that the depositary directs. It is expected that these directions will be based upon directions received by the depositary from its participants with respect to ownership of beneficial interests in the global securities.
Euroclear and Clearstream
If so provided in the applicable prospectus supplement, you may hold interests in a global security through Clearstream Banking S.A., which we refer to as “Clearstream,” or Euroclear Bank S.A./N.V., as operator of the Euroclear System, which we refer to as “Euroclear,” either directly if you are a participant in Clearstream or Euroclear or indirectly through organizations which are participants in Clearstream or Euroclear. Clearstream and Euroclear will hold interests on behalf of their respective participants through customers’ securities accounts in the names of Clearstream and Euroclear, respectively, on the books of their respective U.S. depositaries, which in turn will hold such interests in customers’ securities accounts in such depositaries’ names on DTC’s books.
Clearstream and Euroclear are securities clearance systems in Europe. Clearstream and Euroclear hold securities for their respective participating organizations and facilitate the clearance and settlement of securities transactions between those participants through electronic book-entry changes in their accounts, thereby eliminating the need for physical movement of certificates.
Payments, deliveries, transfers, exchanges, notices and other matters relating to beneficial interests in global securities owned through Euroclear or Clearstream must comply with the rules and procedures of those systems. Transactions between participants in Euroclear or Clearstream, on one hand, and other participants in DTC, on the other hand, are also subject to DTC’s rules and procedures.
Investors will be able to make and receive through Euroclear and Clearstream payments, deliveries, transfers and other transactions involving any beneficial interests in global securities held through those systems only on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.
Cross-market transfers between participants in DTC, on the one hand, and participants in Euroclear or Clearstream, on the other hand, will be effected through DTC in accordance with the DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by their respective U.S. depositaries; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (European time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the global securities through DTC, and making or receiving payment in accordance with normal procedures for same-day fund settlement. Participants in Euroclear or Clearstream may not deliver instructions directly to their respective U.S. depositaries.
Due to time zone differences, the securities accounts of a participant in Euroclear or Clearstream purchasing an interest in a global security from a direct participant in DTC will be credited, and any such crediting will be reported to the relevant participant in Euroclear or Clearstream, during the securities settlement processing day (which must be a business day for Euroclear or Clearstream) immediately following the settlement date of DTC. Cash received in Euroclear or Clearstream as a result of sales of interests in a global security by or through a participant in Euroclear or Clearstream to a direct participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC’s settlement date.

Other
The information in this section of this prospectus concerning DTC, Clearstream, Euroclear and their respective book-entry systems has been obtained from sources that we believe to be reliable, but we do not take responsibility for this information. This information has been provided solely as a matter of convenience. The rules and procedures of DTC, Clearstream and Euroclear are solely within the control of those organizations and could change at any time. Neither we nor the trustee nor any agent of ours or of the trustee has any control over those entities and none of us takes any responsibility for their activities. You are urged to contact DTC, Clearstream and Euroclear or their respective participants directly to discuss those matters. In addition, although we expect that DTC, Clearstream and Euroclear will perform the foregoing procedures, none of them is under any obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time. Neither we nor any agent of ours will have any responsibility for the performance or nonperformance by DTC, Clearstream and Euroclear or their respective participants of these or any other rules or procedures governing their respective operations.

PLAN OF DISTRIBUTION
We may sell the senior debt securities offered by this prospectus:
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to or through underwriting syndicates represented by managing underwriters;

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to or through one or more underwriters without a syndicate;

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through agents;

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through dealers for public offering and sale by them;

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directly to investors; or

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through a combination of any of the foregoing methods of sale.

The accompanying prospectus supplement will set forth the terms of the offering of the senior debt securities and the method of distribution and will identify any firms acting as underwriters, dealers or agents in connection with the offering, including:
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the name or names of any underwriters, dealers or agents;

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the public offering price of such senior debt securities;

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any underwriting discounts and other items constituting compensation to underwriters, dealers or agents;

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the proceeds to us from that sale; and

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any securities exchange or market on which such securities may be listed.

If we use underwriters in the offering and sale of the senior debt securities, the senior debt securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The senior debt securities may be either offered to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Unless otherwise set forth in the accompanying prospectus supplement, the obligations of the underwriters to purchase the senior debt securities will be subject to certain conditions precedent and the underwriters will be obligated to purchase all the senior debt securities of a series if any are purchased. Only those underwriters identified in the accompanying prospectus supplement are deemed to be underwriters in connection with the senior debt securities offered in such prospectus supplement.
We may sell the senior debt securities directly or through agents designated by us from time to time. Any agent involved in the offer or sale of the senior debt securities in respect of which this prospectus is delivered will be named, and any commissions payable by us to such agent will be set forth, in the prospectus supplement. Unless otherwise indicated in the accompanying prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.
If a dealer is utilized in the sale of any of the senior debt securities, we will sell the senior debt securities to the dealer, as principal. The dealer may then resell the senior debt securities to the public at varying prices to be determined by such dealer at the time of resale.
The distribution of the senior debt securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or at prices determined as the accompanying prospectus supplement specifies. In connection with the sale of the senior debt securities, underwriters, dealers or agents may be deemed to have received compensation from us in the form of underwriting discounts or commissions and also may receive commissions from purchasers for whom they may act as agent. Underwriters may sell the senior debt securities to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agent. Some of the underwriters, dealers or agents who participate in the distribution of the senior debt securities may engage in other transactions with, and perform other services for, us or our subsidiaries in the ordinary course of business.

Underwriters, dealers and agents participating in the distribution of the senior debt securities may be deemed to be underwriters within the meaning of the Securities Act of 1933, as amended, and any discounts and commissions they receive and any profit they realize on the resale of the senior debt securities may be deemed to be underwriting discounts and commissions under the Securities Act. We will provide in the accompanying prospectus supplement information regarding any underwriting discounts or other compensation that we pay to underwriters, dealers or agents in connection with the offering of the senior debt securities.
Underwriters and their controlling persons, dealers and agents may be entitled, under agreements entered into with us, to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act.
We may authorize agents or underwriters to solicit offers by certain types of institutions to purchase the senior debt securities from us at the public offering price set forth in the accompanying prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject only to those conditions set forth in the accompanying prospectus supplement, and the accompanying prospectus supplement will set forth the commissions payable for solicitation of such contracts.
Each series of senior debt securities will be a new issue of securities with no established trading market. Any underwriters to whom we sell the senior debt securities for public offering and sale may make a market in such senior debt securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of the trading market for any senior debt securities.
The senior debt securities may or may not be listed on a national securities exchange. During and after an offering through underwriters, the underwriters may purchase and sell the senior debt securities in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of securities than they are required to purchase in an offering. Stabilizing transactions consist of bids or purchases made for the purpose of preventing or retarding a decline in the market price of the securities while an offering is in progress. The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the underwriters have repurchased securities sold by or for the account of that underwriter in stabilizing or short-covering transactions. These activities by the underwriters may stabilize, maintain or otherwise affect the market price of the senior debt securities. As a result, the price of the senior debt securities may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time.
Certain of the underwriters who participate in the distribution of the senior debt securities, and their affiliates, may perform various commercial banking and investment banking services for us and our affiliates from time to time in the ordinary course of business.

LEGAL MATTERS
The validity of, and certain other legal matters with respect to, the senior debt securities offered by this prospectus will be passed upon for us by Latham & Watkins LLP. Any underwriter, dealer or agent will be advised about other legal issues relating to any specific offering of the senior debt securities by its own legal counsel.
EXPERTS
The consolidated financial statements, and the related financial statement schedule, incorporated in this prospectus by reference from the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, and the effectiveness of Amphenol Corporation’s internal control over financial reporting, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such consolidated financial statements and financial statement schedule have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

Amphenol Corporation
€    % Senior Notes due 20

PROSPECTUS SUPPLEMENT
        , 2025

Joint Book-Running Managers
BNP PARIBAS	Citigroup	Commerzbank
Barclays HSBC Mizuho TD Securities
Senior Co-Managers
Goldman Sachs & Co. LLC	J.P. Morgan
Co-Managers
ING	Siebert Williams Shank	Standard Chartered Bank	US Bancorp